                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                                ACR GROUP, INC.,


                       CONTRACTORS HEATING & SUPPLY, INC.
                             (A TEXAS CORPORATION)


                                      AND


                     CONTRACTORS HEATING AND SUPPLY COMPANY
                            (A COLORADO CORPORATION)

                               TABLE OF CONTENTS

                                                                                                                       PAGE
I.       TRANSFER OF ASSETS; ASSUMPTION OF CERTAIN
          LIABILITIES; LEASED PREMISES

1.1      Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2      Assumption of Certain Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.3      Lease; Lease Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.4      Consideration for Assets; Payment of Subchapter S Distribution Notes;
         Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.5      Disclaimer of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.6      Instruments of Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.7      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.8      Earnest Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.9      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
          THE SHAREHOLDERS

2.1      Organization, Existence and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.2      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.3      Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.4      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.5      Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.6      Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.7      Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.8      Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.9      Agreements, Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.10     Tax and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.11     Title to the Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.12     Compensation and Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.13     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.14     Patents, Trademarks and Similar Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.15     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.16     No Misleading Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8





                                      (i)

III.     REPRESENTATIONS AND WARRANTIES OF THE
          PURCHASER AND ACRG

3.1      Organization, Existence and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
3.2      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
3.3      No Misleading Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
3.4      Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
3.5      No Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

IV.      OBLIGATIONS OF THE COMPANY PENDING CLOSING

4.1      Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
4.2      Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
4.3      Corporate Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
4.4      Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
4.5      Consents of Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4.6      Approval of Governmental Agencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4.7      Covenant to Use Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4.8      Obligation to Supplement Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
4.9      Armstrong Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

V.       CONDITIONS PRECEDENT

5.1      General Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
5.2      Conditions to Obligations of the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
5.3      Conditions to Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
5.4      Covenant of Good Faith . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

VI.      INDEMNIFICATION

6.1      Indemnification by the Company and the Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
6.2      Indemnification by the Purchaser and ACRG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
6.3      Limitation on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

VII.     TERMINATION

7.1      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.2      Notice of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
7.3      Effect of Termination or Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





                                      (ii)

VIII.    MISCELLANEOUS

8.1      Nature and Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
8.2      Amendment and Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
8.3      Waiver of Compliance; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
8.4      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
8.5      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
8.6      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
8.7      Jurisdiction and Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
8.8      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
8.9      Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
8.10     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
8.11     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
8.12     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
8.13     Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
8.14     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
8.15     No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Exhibit A -- Assets
Exhibit B -- Assumed Liabilities
Exhibit B-1 -- Form of Subchapter S Promissory Note
Exhibit C -- Net Lease
Exhibit D -- Note
Exhibit E -- Security Agreement
Exhibit F -- Guaranty Agreement
Exhibit G -- Subordination Agreement and Assignment
Exhibit H -- Allocation of Purchase Price
Exhibit I -- Employment Agreement
Exhibit J -- Consulting Agreement

Schedule 1.2 --  Shareholders to Receive Subchapter S Promissory Notes
Schedule 2.7 --  Undisclosed Liabilities
Schedule 2.8 --  Material Changes
Schedule 2.9 --  Agreements, Contracts, and Commitments
Schedule 2.11 -- Title to and Condition of Assets and Leased Premises
Schedule 2.13 -- Litigation
Schedule 4.5 --  Consents





                                     (iii)

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into effective as of September 8, 1997 by and among ACR Group, Inc., a Texas corporation ("ACRG"), and its wholly owned subsidiary, Contractors Heating & Supply, Inc., a Texas corporation (the "Purchaser"), and Contractors Heating and Supply Company, a Colorado corporation (the "Company"). Daryl G. Brady, and Thomas W. Gamel (collectively, the "Shareholders") execute this Agreement solely with respect to Article II and Article VI hereof.


                                   ARTICLE I

                               TRANSFER OF ASSETS

         1.1 TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, the Company will sell, convey, transfer, assign and deliver to the Purchaser on the Closing Date (as that term is hereafter defined) all of the assets and other tangible and intangible personal property of the Company, including but not limited to those described on Exhibit A hereto (the "Assets"), excluding, however, those items (including without limitation land and improvements of the Company comprising the Property, as hereafter defined) specifically excluded by reference on Exhibit A hereto (the "Excluded Assets"), free and clear of all security interests, liens, claims and encumbrances, and the Purchaser shall purchase, accept and acquire the Assets from the Company.

         1.2 ASSUMPTION OF CERTAIN LIABILITIES. Subject to the terms and conditions of this Agreement, the Purchaser shall assume on the Closing Date those certain liabilities (and none other) of the Company listed on Exhibit B hereto, which include all of the liabilities of the Company incurred in the ordinary course of the Company's business, and including without limitation certain indebtedness of the Company to the shareholders of the Company on
Schedule 1.2 hereto evidenced by those certain promissory notes ("Subchapter S Distribution Notes") in the form attached hereto as Exhibit B-1 (the liabilities set forth on Exhibit B and Schedule 1.2 being collectively referred to hereinafter as the "Assumed Liabilities"). The Subchapter S Distribution Notes shall be non-interest bearing and shall be in an aggregate original principal amount equal to the net income of the Company for the year ended December 31, 1996 (as shown on the Company's 1996 tax return on Form 1120 S, a copy of which has been furnished to the Purchaser), less the aggregate amount of distributions by the Company to the Shareholders in respect of the net income of the Company for such year during the period from January 1, 1997 through the Closing Date.

         1.3 LEASE; LEASE ASSIGNMENT. On the Closing Date the Company and the Purchaser shall enter into that certain Net Lease ("Lease"), substantially in the form attached hereto and incorporated herein as Exhibit C, pursuant to which the Company shall grant to the Purchaser a leasehold interest in the real property and improvements therein described (the "Property"). The Company will assign all of its leasehold interest in that real property located at 5396 County

Road 154, Units 3, 4, 5 and 6, Glenwood Springs Colorado (the "Leased Property") held by the Company under that certain Lease dated December 1995 (the "Glenwood Property Lease") by and between the Company, as Tenant, and Rudd Limited Liability Company ("Rudd"), as Owner, which assignment is subject to certain consent provisions in favor of Rudd. On or before the Closing Date, the consent of Rudd shall have been obtained to the assignment of the Glenwood Property Lease to the Purchaser. The Property and the Leased Property are sometimes hereinafter collectively referred to as the "Leased Premises".

         1.4 CONSIDERATION FOR THE ASSETS; PAYMENT OF SUBCHAPTER S DISTRIBUTION NOTES; ALLOCATION OF PURCHASE PRICE. Subject to the terms and conditions of this Agreement, and as full consideration for the Assets and the covenants, representations, warranties and indemnities made in connection herewith by the Company, the Purchaser shall pay to the Company a purchase price (the "Purchase Price") equal to $6,000,000, less the sum of (a) $173,685, being the value of life insurance policies held by the Company covering the lives of certain of its officers, directors and shareholders, as reflected in the Company's financial statements as of August 25, 1997; and (b) an amount equal to: (i) the amount paid by the Company during the period commencing January 1, 1997 and ending on the Closing Date for costs relating to that certain building addition to the Company's Denver branch operation, less (ii) any such costs reimbursed to the Company by the Shareholders prior to the Closing Date, less (iii) the principal amount of any indebtedness incurred by the Company in connection with such construction costs which indebtedness is not an Assumed Liability.

         The Purchase Price shall be paid at the Closing as follows:

         (a) At Closing, the amount of the Purchase Price, less $1,200,000, less the Earnest Money, as hereafter defined shall be paid by certified check or wire transfer to the Company.

         (b) At Closing, the Purchaser shall issue to the Company a promissory note in the original principal amount of $1,200,000 (the "Note") such Note to be substantially in the form attached hereto and incorporated herein as Exhibit D.

                 (i) The Note shall be secured by a first lien on the production machinery being purchased hereunder by the Purchaser from the Company, such security interest to be granted by the Purchaser to the Company by a security agreement ("Security Agreement") substantially in the form attached hereto and incorporated herein as Exhibit E.

                 (ii) The payment of the Note shall be guaranteed by ACRG, such guaranty to be evidenced by a guaranty agreement ("Guaranty Agreement") substantially in the form attached hereto and incorporated herein as Exhibit F.

                 (iii) Payments in respect of the Note shall be subordinated as to payment to indebtedness of ACRG (and the Purchaser, as a guarantor of such indebtedness) to its secured lender, NationsBank of Texas, N.A. ("Senior Lender") as evidenced by a subordination agreement ("Subordination Agreement") to be substantially in the form attached hereto and incorporated herein as Exhibit G.

                 (iv) A breach or default under the Note shall be deemed to be a breach or default under the Lease and a breach or default under the Lease shall be a default under the Note, as set forth more particularly in the provisions of the Note and the Lease.

         The Subchapter S Distribution Notes shall be paid in full by the Purchaser at Closing.

         The Purchase Price shall be and hereby is allocated among the respective Assets in the manner set forth on Exhibit H attached hereto. The parties hereto shall take no position with respect to such allocation which is inconsistent therewith.

         1.5 DISCLAIMER OF LIABILITIES. With the exception of the Assumed Liabilities specifically set forth in Exhibit B, the Purchaser shall not assume or be responsible for any claims against or liabilities or obligations whatsoever of the Company, and the Company will at all times indemnify and hold the Purchaser harmless from and against any claim therefor or liability arising therefrom. The Purchaser shall have no liability for any income, franchise or other tax or charge, if any, which may become payable by the Company or the Shareholders in connection with the Company's sale of the Assets pursuant to this Agreement or any other income taxes or charges arising out of the operation of the Company's business at any time prior to the Closing Date, and all such taxes shall be duly and timely paid by the Company. Notwithstanding any other provisions to the contrary in this Agreement, the Purchaser and ACRG shall take all action necessary so that the Company, the Shareholders, and the directors and officers of the Company shall be released, to the extent practicable, from all personal guaranties executed by any of them as to liabilities, contractual commitments or indebtedness of the Company which are assumed by the Purchaser hereunder.

         1.6 INSTRUMENTS OF TRANSFER. The Company will deliver to the Purchaser at the Closing (in addition to the other documents provided for in this Agreement) such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance, transfer and assignment, in customary form and substance, as shall be effective to vest in the Purchaser good and marketable title to the Assets and to lease the Leased Premises to the Purchaser.

         1.7 FURTHER ASSURANCES. From time to time after the Closing, at the Purchaser's request but without further consideration, the Company will execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require more effectively to vest title to the Assets in the Purchaser and to assign the Glenwood Property Lease to the Purchaser.

         1.8 EARNEST MONEY. The Purchaser has previously paid the Company an earnest money deposit of $125,000. Upon execution of this Agreement, the Purchaser shall pay to the Company $125,000 as additional earnest money (together, the "Earnest Money") which will be applied, at Closing, in partial payment of the Purchase Price. The parties agree that the Earnest Money shall be non-refundable unless the failure to close the contemplated transaction is due to the failure of a condition precedent to the Purchaser's obligation to close the transaction contemplated herein.

         1.9 CLOSING. The closing of the transaction provided for herein (the "Closing") shall take place at a date, time and location specified by the Purchaser, but not later than September 9, 1997. The date of the Closing is referred to in this Agreement as the "Closing Date". If the Closing does not occur on or before September 9, 1997 without a breach of any representation, warranty, covenant, or condition precedent by any party hereto, then this Agreement shall terminate without liability of either party to the other and the Earnest Money shall be immediately paid to the Company.

         1.10 SALES AND USE TAX. Purchaser shall be responsible for the timely payment of all sales, use and other transfer taxes resulting from the sale of the Assets to the Purchaser.


                                   ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

         The Company and the Shareholders each, jointly and severally, represent and warrant to the Purchaser as follows:

         2.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned or leased and operated by it or the nature of the business conducted by it make such qualification or licensing necessary.

         2.2 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's board of directors and the Shareholders, and no corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and this

Agreement constitutes the legal, valid and binding agreement of the Company and the Shareholders enforceable in accordance with its terms.

         2.3 CONSENTS AND APPROVALS; NO VIOLATION. No filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Company with any of the provisions hereof will, as of the Closing Date, (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company, (b) subject to the Purchaser or the Company, whichever may be applicable in the circumstances (with the cooperation of the other, if necessary) obtaining any required consents, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, (c) give rise to any lien, charge or other encumbrance on any of the Assets or the Leased Premises, or (d) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the Company or any of the Assets.

         2.4     FINANCIAL STATEMENTS.   The Company and the Shareholders have
previously furnished to ACRG and the Purchaser the balance sheets of the Company as of December 25, 1995, December 25, 1996 and August 25, 1997 (the "Current Balance Sheet Date") (collectively, the "Balance Sheets" and, as to the Balance Sheet dated August 25, 1997, the "Current Balance Sheet"), and combined income statements ("Income Statements") for the two (2) years ended December 25, 1995 and December 25, 1996 and the eight (8) month period ended August 25, 1997 (the Balance Sheets and the Income Statements are collectively referred to herein as the "Financial Statements"). The Balance Sheets fairly present in all material respects the financial position of the Company as of the date thereof and the Income Statements fairly present the results of operations of the Company for the periods set forth therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied by the Company during the periods involved, subject, in the case of interim statements, to customary year end adjustments.

         2.5 RECEIVABLES. The accounts receivable of the Company shown on the Current Balance Sheet arose from sales of inventory by the Company in the ordinary course of business and constitute valid and binding obligations of the respective account obligors; provided, however, neither the Company nor the Shareholders makes any representation or warranty regarding the collectibility of the accounts receivable.

         2.6 INVENTORIES. The inventories of the Company shown on the Current Balance Sheet consist of items of a quantity and a quality usable or salable in the normal course of the business of the Company and the values at which such inventories are carried reflect the normal inventory valuation policy of the Company stating the inventories at the lower of cost or market on a first-in-first-out basis; provided that neither the Seller nor the Shareholders makes any representation or warranty regarding the timing of sale or sale price of any of the inventory and the Purchaser acknowledges the adequacy of the inventory reserve of the Company.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent of (a) items reflected in the books and records of the Company made available to the Purchaser (which shall not be inconsistent with the Financial Statements in any material respect), (b) liabilities incurred in the ordinary course of the Company's business, including period operating expenses (consistent with the Company's usual accounting practices), or (c) liabilities set forth on Schedule 2.7 attached hereto, as of the Current Balance Sheet Date, the Company did not have any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), including, without limitation, any liabilities resulting from failure to comply with any law applicable to the Company or any tax liabilities due or to become due and whether incurred in respect or measured by the income or sales of the Company for any period prior to the close of business on the Current Balance Sheet Date, or arising out of any transaction entered into, or any state of facts existing, prior thereto.

         2.8 ABSENCE OF CHANGES. Except as set forth on Schedule 2.8, since the Current Balance Sheet Date, there has not been (a) any change in the financial condition, business, prospects, operations, properties, assets or liabilities (whether direct, indirect, accrued, absolute, contingent or otherwise) of the Company other than changes in the ordinary course of business, none of which have been materially adverse; (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties and business of the Company; (c) any sale, assignment, lease, transfer, license, abandonment or other disposition by the Company of any interest in its properties, excluding inventory sold in the ordinary course of business, and specifically including but not limited to any machinery, equipment or other operating property, any patent, trademark, service mark, trade name, brand name, copyright (or pending application for any patent, trademark, service mark or copyright), invention, process, know-how, formula, pattern, design, trade secret or interest thereunder or other intangible asset; or (d) any dispute or any other occurrence, event or condition of any character known to the Company, which reasonably could be anticipated to give rise to a legal or administrative action or to a material adverse effect upon the condition (financial or otherwise), business, prospects, operations, properties, assets or liabilities (whether direct, indirect, accrued, absolute, contingent or otherwise) of the Company (whether or not covered by insurance).

         2.9     AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth on
Schedule 2.9, (a) the Company is not a party to and is not bound by any material written or oral contract, agreement or commitment or instrument which relates to any of the Assets or, only if such is an Assumed Liability, any loan or credit agreement, security agreement, guaranty, indenture,mortgage, pledge, conditional sale or title retention agreement, equipment obligation, lease purchase agreement or other instrument evidencing indebtedness not entered into in the ordinary course of business; (b) to the best of the Company's knowledge, each such contract and commitment constitutes the legal and binding agreement of the parties thereto, enforceable in accordance with its terms; (c) to the best of the Company's knowledge, the Company has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement or commitment, and no event has occurred which, after notice or lapse of time or both, would constitute such a material default under the terms of any such contract, agreement or commitment; (d) to the best of the Company's knowledge, no other party to any such material contract, agreement or commitment to which the Company is a party or by which the Company is bound is in default thereunder or in breach of any term or provision thereof; and (e) to the best of the Company's knowledge, there exist no conditions or events which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement or commitment.

         2.10 TAX AND OTHER MATTERS. All federal, state, county and local tax returns, tax reports and unemployment insurance contribution reports required to be filed by the Company prior to the date hereof are true, correct and complete in all material respects and have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All federal, state, county and local income and other taxes and unemployment insurance contributions, including interest and penalties thereon, shown on the filed returns as due from the Company have been fully paid or adequately provided for by the Company. No federal income tax return of the Company is being audited by the Internal Revenue Service ("IRS"). There are no pending questions raised in writing by the IRS or other taxing authority relating to, nor claims asserted in writing by the IRS or other taxing authority for, taxes or assessments of the Company nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company for any period.

         2.11 TITLE TO THE ASSETS. Except as described in Schedule 2.11, the Company has good and marketable title to the Assets and none of the Assets is subject to any lien, mortgage, pledge, security interest, lease, option, call, charge, joint ownership, or other encumbrance or right of way, building, use or zoning restriction, exception, variance, reservation, limitation or burden of any nature whatsoever except for liens for taxes, assessments or governmental charges or levies which are not delinquent.

         2.12 COMPENSATION AND BENEFIT PLANS. To the extent requested by the Purchaser, the Company has disclosed to ACRG and the Purchaser the names and current compensation of all officers and employees of the Company (whether employed directly by the Company or by a third party providing employee leasing services to the Company), together with a statement of the full amount paid to each such person, and in which capacity, during the twelve (12) months ended December 31, 1996 and the basis thereof, including salaries, bonuses or commissions, if any. The Company has also disclosed the identity of the recipients, and the amounts, of any bonuses or other extraordinary or discretionary compensation paid by the Company during calendar years 1996 and 1997. The Company has delivered to ACRG and the Purchaser true, correct and complete copies of the health, dental and life insurance plans, bonus, pension, profit- sharing and retirement plans and all other benefits plans, payments or arrangements for employees of the Company (the "Benefit Plans") and will provide ACRG and the Purchaser with such additional information regarding the Benefit Plans that ACRG or the

Purchaser may reasonable request.

         2.13 LITIGATION. Except as described in Schedule 2.13 attached hereto, (a) there are no legal, administrative, arbitration, investigatory or other proceedings, and no other controversies, pending or, to the knowledge of the Company, threatened, against the Company or as to which the Company is or might become a party, or challenging the validity or propriety of the transactions contemplated by this Agreement, (b) to the knowledge of the Company, there is no basis or ground for any suit, action, claim, investigation, inquiry or legal, administrative, arbitration, investigatory or other proceeding against the Company, and (c) to the knowledge of the Company, there is no outstanding order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against or affecting the transaction contemplated by this Agreement, the Company or any of the properties, assets, liabilities, business or prospects of the Company.

         2.14 PATENTS, TRADEMARKS AND SIMILAR RIGHTS. The Company does not have any patents, trademarks, trade names, service marks, copyrights or licenses registered in the name of the Company, or for which applications for registration are pending, under appeal, denied or contemplated. The Company has not received any notice that the conduct by the Company of its business infringes upon or violates the patents, trademarks, trade names, service marks, trade secrets, copyrights, licenses or rights of any other person, firm or corporation, and the Company has not received any notice of any claim of any such infringement or violation.

         2.15 ENVIRONMENTAL MATTERS. To its knowledge, the Company has complied and continues to comply with all Environmental Laws applicable to the operation of its property and business. The Company has not received any summons, complaint, order, or other similar notice, and the Company does not have any knowledge, that the Company or any of its property or operations is not in compliance (or that any prior owner or occupant of the premises upon which the Company has conducted or now conducts its business is not in compliance) with, or that any governmental authority is investigating its compliance with, any Environmental Laws. As used in this Section, the term "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the Company's business and facilities (whether or not owned by it). Such laws and regulations include without limitation the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended ("RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"); the Toxic Substances Control Act, 15 U.S.C. Section 2602 et seq., as amended; the Clean Water Act, 33 U.S.C. Section 466 et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended; state and federal superlien and environmental cleanup programs; and U.S. Department of Transportation regulations.

         2.16 NO MISLEADING STATEMENTS. To the knowledge of the Company, neither this Agreement nor any schedule, list or other document referred to herein and delivered by the Company pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, all information previously provided, or to be provided, to the Purchaser and all schedules contemplated hereby are, or shall be, as applicable, true, accurate and complete in all material respects.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF THE PURCHASER AND ACRG

         The Purchaser and ACRG represent and warrant to the Company as follows:

         3.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. Each of the Purchaser and ACRG is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

         3.2 AUTHORITY. Each of the Purchaser and ACRG has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the respective boards of directors of the Purchaser and ACRG and no other corporate proceedings on the part of the Purchaser or ACRG are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and ACRG and constitutes the valid and binding agreement of the Purchaser and ACRG.

         3.3 NO MISLEADING STATEMENTS. The representations and warranties of the Purchaser made in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.

         3.4 CONSENTS AND APPROVALS; NO VIOLATION. No filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Purchaser or ACRG with any of the provisions hereof will, as of the Closing Date, (a) conflict with or result in any beach of any provision of the Articles of Incorporation of Bylaws of the Purchaser or ACRG, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which the Purchaser or ACRG is a party or by which the Purchaser or ACRG or any of their properties or assets may be bound, or (c) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the Purchaser or ACRG.

         3.5 NO RELIANCE. Except for the representations and warranties set forth in Article II of this Agreement, the Purchaser and ACRG are not relying upon any representations or warranties of any kind from the Company or the Shareholders and acknowledge that the Company and the Shareholders are not making any representations or warranties regarding the prospects of the business that will be conducted by the Purchaser following its purchase of the Assets as contemplated hereby.


                                   ARTICLE IV

                   OBLIGATIONS OF THE COMPANY PENDING CLOSING

         During the period commencing on the date of this Agreement through the Closing Date, the Company hereby covenants and agrees as follows:

         4.1 CONDUCT OF BUSINESS. The Company shall conduct the operations of its business diligently and in the usual and ordinary course of business and shall (without making any commitment on behalf of, or which would be binding on, the Purchaser) use its best efforts to preserve its business organization intact and its good relationships with its employees, customers, and suppliers and others having business relationships with it. Effective as of May 14, 1997 and through the Closing Date, the Company shall not pay any compensation or bonus (except those paid in the ordinary course of business) or pay any dividends, advances, loans or other distributions to any of the Shareholders, other than (a) $216,995 in payment of the Shareholders' federal and state income tax liability on the Company's Subchapter S earnings from January 1, 1997 through May 25, 1997, (b) the sum of $368,983, which is the net income of the Company for the period from May 26, 1997 through August 25, 1997, and (c) the amount described in Section 4.9.

         4.2 ACCESS AND INFORMATION. The Company shall afford the Purchaser and its counsel, accountants and other representatives, full access, during normal business hours, to all of the properties, books, contracts, commitments and records of the Company and shall furnish the Purchaser with all such information concerning the affairs of the Company as the Purchaser may reasonably request, including without limitation such copies and/or extracts of pertinent records and data as the Purchaser may reasonably request.

         4.3 CORPORATE MATTERS. The Company will maintain its corporate existence and good standing in the State of Colorado and in each jurisdiction in which it owns or leases property or conducts business.

         4.4 CONDITION OF ASSETS. The Company will maintain and keep in good order, subject to ordinary wear and tear, the Assets and the Leased Premises.

         4.5 CONSENTS OF OTHERS. The Company shall obtain the consents of all necessary persons needed to be obtained by it (or assist the Purchaser in obtaining such consents as need to be obtained by the Purchaser) to the assignment and transfer of each of the Assets to the Purchaser, which consents are set forth on Schedule 4.5 and which the Purchaser acknowledges are acceptable.

         4.6 APPROVAL OF GOVERNMENTAL AGENCIES. The Company shall either complete, execute and verify or, if requested by the Purchaser, shall cooperate in completing, executing and verifying such documents as may be required by any federal, state, county or local governmental agency, and shall cooperate with the Purchaser in furnishing information, testimony and other assistance before any such agencies, in anticipation or as a result of the transactions contemplated by this Agreement.

         4.7 COVENANT TO USE BEST EFFORTS. The Company shall use its best efforts prior to the Closing to satisfy or cause to be satisfied all of the conditions precedent to its obligations under this Agreement, including without limitation, to the extent that its action or inaction can control or influence the satisfaction of same, all requirements of any federal, state or local regulatory agency.

         4.8 OBLIGATION TO SUPPLEMENT INFORMATION. The Company shall, from time to time through the Closing Date, supplement the schedules, lists and other documents referred to herein and delivered by the Company pursuant hereto to reflect material changes in the subject matter thereof occurring through the Closing Date.

         4.9 ARMSTRONG LITIGATION. Notwithstanding the foregoing, prior to the Closing Date the Company shall be permitted (a) to pay legal fees incurred in connection with the pending Armstrong litigation (or the distribution of cash to Shareholders prior to the Closing Date in the amount of any unpaid portion of the accrual by the Company therefor at December 31, 1996), (b) to pay any amounts due to Armstrong Air Conditioning, Inc. ("Armstrong") and (c) to return inventory to Armstrong.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 GENERAL CONDITIONS. The obligations of all the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the condition that no injunction or restraining order, issued by a court of competent jurisdiction, which prohibits the consummation of the transactions contemplated by this Agreement shall be in effect.

         5.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of ACRG and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the additional following conditions (unless waived by ACRG and the Purchaser in the manner provided for herein):

         (a) No Errors. There shall be no errors, misstatements or omissions in the representations and warranties made in
                 Article II by the Company and the Shareholders which alone, or in the aggregate, have or could have a material adverse effect on the Company.

         (b) Affirmation of Representations and Warranties. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true, correct and complete as of the Closing Date with the same effect as though made at such time, and the schedules, lists and other documents referred to herein and delivered by the Company pursuant hereto, as supplemented pursuant to this Agreement, shall be true, accurate and complete in all material respects with respect to the subject matter thereof as of the Closing Date.

         (c) Compliance with Agreement. The Company and the Shareholders shall have performed in all material respects all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date.

         (d) Authorization. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement shall have been duly and validly taken and the Company shall have full right and power to transfer and deliver the Assets upon the terms provided in this Agreement. The Company shall have delivered to the Purchaser a certificate dated as of the Closing Date to that effect, signed by the Company.

         (e) Opinion of Counsel to the Company. The Purchaser shall have received the opinion of counsel to the Company, dated as of the Closing Date, in form and substance acceptable to counsel to ACRG and the Purchaser, subject to customary qualifications and limitations, to the effect that:

                          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified, licensed and in good standing to do business in each jurisdiction where the property owned or leased and operated by it or the nature of business conducted by it makes such qualification necessary.

                          (ii) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                 The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors and Shareholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Shareholders, and this Agreement constitutes the legal, valid and binding agreement of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other similar laws, now or hereafter in effect, and by general principles of equity.

                          (iii) No filing or registration with, and no permit, authorization, consent or approval of, any public body or authority, which has not been made or obtained, is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (A) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company, (B) to such counsel's knowledge, without any investigation or review, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any contract, agreement, commitment, note, bond, mortgage, indenture, license, pledge agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, (C) give rise to any lien, charge or other encumbrance on any of the Assets, or (D) to such counsel's knowledge, violate any law, regulation, judgment, writ, order, injunction or decree applicable to the Company or any of the Assets.

                          (iv)  To such counsel's knowledge, except as
                 described on Schedule 2.13 to the Agreement, there are no legal, administrative, arbitration, investigatory or other proceedings, and no other controversies which might have a material adverse effect on the condition (financial or otherwise) or operations of the Company, pending or threatened, against the Company or as to which the Company is a party, or challenging the validity or propriety of the transactions contemplated by this Agreement.

                          (v) The Lease has been duly and validly executed by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other similar laws, now or hereafter in effect, and by general principles of equity.

         (f) Delivery of the Assets. The Company shall have executed and delivered to the Purchaser proper instruments for the transfer of the Assets in customary form and substance.

         (g) Change of Name. Contemporaneously with the Closing, the Company shall change its name to a name which has no similarity to its present name.

         (h) No Material Adverse Change. There shall have been no material adverse change in the financial condition, business, prospects, operations, properties, assets or liabilities (whether direct, indirect, accrued, absolute, contingent or otherwise) of the Company since January 1, 1997 compared to the same period of the prior year; provided, however, that no material adverse change to the Company shall be deemed to have occurred as a result of the termination of the Company as a distributor of Armstrong products.

         (i) Lien Releases. The Company shall have obtained and shall deliver to Purchaser at Closing all necessary releases of liens on the Assets (other than liens relating to Assumed Liabilities).

         (j) Employment Agreement. Brad Brady shall have entered into an Employment Agreement with the Purchaser in the form attached hereto and incorporated herein as Exhibit I.

         (k) Consulting Agreement. Daryl Brady shall have entered into a Consulting Agreement with the Purchaser in the form attached hereto and incorporated herein as Exhibit J.

         (l) Lease; Lease Assignment. The Company and the Purchaser shall have executed and delivered the Lease. The Glenwood Property Lease shall have been assigned to the Purchaser.

         5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the following additional conditions (unless waived by the Company in the manner provided for herein):

         (a) No Errors. There shall be no errors, misstatements or omissions in the representations and warranties made in
                 Article III by the Purchaser and ACRG which alone, or in the aggregate, have a materially adverse effect on the ability of the Purchaser and ACRG to consummate the transactions contemplated by this Agreement.

         (b) Affirmation of Representations and Warranties. The representations and warranties of the Purchaser and ACRG contained in this Agreement shall be true, correct and complete in all material respects as of the Closing Date with the same effect as though made at such time.

         (c) Compliance with Agreement. The Purchaser and ACRG shall have performed in all material respects all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         (d) Authorization. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and ACRG and the consummation by the Purchaser and ACRG of the transactions contemplated hereby shall have been duly and validly taken. All consents, approvals and waivers from third parties and Federal, state, county and local government agencies and authorities, required to be obtained to consummate the transactions contemplated by this Agreement, shall have been obtained. The Purchaser and ACRG shall have delivered to the Company a copy, certified by the respective Secretaries of the Purchaser and ACRG, of the corporate resolutions adopted by the respective boards of directors of the Purchaser and ACRG in respect of the transactions contemplated by this Agreement.

         (e) Delivery of the Purchase Price. The Purchaser shall deliver to the Company the Purchase Price in accordance with the terms of this Agreement.

         (f) Opinion of Counsel to the Purchaser and ACRG. The Company shall have received the opinion of counsel to the Purchaser and ACRG, dated as of the Closing Date, in form and substance acceptable to counsel to the Company, subject to customary qualifications and limitations, to the effect that:

                          (i) The Purchaser and ACRG are each a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and each has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted. The Purchaser and ACRG are each duly qualified, licensed and in good standing to do business in each jurisdiction where the property owned or leased and operated by it or the nature of the business conducted by it makes such qualification necessary.

                          (ii) The Purchaser and ACRG each have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the boards of directors of the

                 Purchaser and ACRG and no other corporate proceedings on the part of the Purchaser or ACRG are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and ACRG, and this Agreement constitutes the legal, valid and binding agreement of the Purchaser and ACRG, enforceable against the Purchaser and ACRG in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other similar laws, now or hereafter in effect, and by general principles of equity.

                          (iii) No filing or registration with, and no permit, authorization, consent or approval of, any public body or authority, which has not been made or obtained, is necessary for the consummation by the Purchaser and ACRG of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Purchaser and ACRG with any of the provisions hereof will (A) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Purchaser or ACRG,
                 (B) to such counsel's knowledge, without any investigation or review, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any contract, agreement, commitment, note, bond, mortgage, indenture, license, pledge agreement or other instrument or obligation to which the Purchaser or ACRG is a party or by which the Purchaser or ACRG or any of their properties or assets may be bound, or (C) to such counsel's knowledge, violate any law, regulation, judgment, writ, order, injunction or decree applicable to the Purchaser or ACRG.

                          (iv) To such counsel's knowledge, there are no legal, administrative,arbitration, investigatory or other proceedings, and no other controversies which might have a material adverse effect on the condition (financial or otherwise) or operations of the Purchaser or ACRG, pending or threatened, against the Purchaser or ACRG or as to which the Purchaser or ACRG is a party, or challenging the validity or propriety of the transactions contemplated by this Agreement.

                          (v) The Lease has been duly and validly executed by the Purchaser (and guaranteed by ACRG) and constitutes the legal, valid and binding agreement of the Purchaser (and ACRG) enforceable against the Purchaser (and ACRG) in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other similar laws, now or hereafter in effect, and by general principles of equity.

         5.4 COVENANT OF GOOD FAITH. The Company and the Purchaser agree to use reasonable diligence and to exert their best, good faith efforts to satisfy the conditions precedent set forth in this Article V.

                                   ARTICLE VI

                                INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS. The Company and the Shareholders shall, jointly and severally, indemnify and hold the Purchaser and ACRG harmless from and against and in respect of all Damages, as hereinafter defined. "Damages", as used in this Section 6.1, shall include without limitation any claim, action, demand, loss, cost, expense, liability, whether joint or several, penalty, and other damage, including without limitation attorneys' fees and other costs and expenses reasonably incurred in investigating, and attempting to avoid, or in opposing the imposition thereof, resulting to the Purchaser or ACRG, directly or indirectly, from (a) any inaccurate representation or warranty by or on behalf of the Company or the Shareholders in or pursuant to the provisions of this Agreement, (b) the breach or default in the performance by the Company or the Shareholders of any of the obligations to be performed by or on behalf of the Company or the Shareholders, as applicable hereunder (unless such breach or default in performance occurred on or before the Closing Date and this Agreement was terminated because of such breach or default in performance, in which case the Purchaser and ACRG shall be deemed to have waived any right under this Section 6.1 to indemnification for Damages caused by such breach or default in performance), (c) from any liability of the Company or the Shareholders which has not been assumed by the Purchaser hereunder, or (d) any breach or default in the performance of any obligation to be performed by or on behalf of the Company or the Shareholders before the Closing Date, which results in a claim being asserted against the Purchaser or ACRG. The Company and the Shareholders shall, in addition, reimburse the Purchaser and ACRG on demand for any payment made by the Purchaser or ACRG at any time after the Closing based upon the final judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of any such claim, demand, or action, in respect of any Damages to which the foregoing indemnity relates. If any third party shall assert any such claim against the Purchaser or ACRG which, if successful, might result in a breach or default by the Company or the Shareholders, then the Purchaser or ACRG shall give prompt written notice thereof to the Company and the Shareholders and the Company and the Shareholders shall be entitled to elect, within ten (10) days after the giving of such notice, to participate in the defense thereof and to be represented, at the sole expense of the Company and the Shareholders, by counsel selected by the Company and the Shareholders. The Purchaser and/or ACRG shall not compromise or settle any such claim without giving the Company and the Shareholders ten (10) days written notice thereof if the effect of any such compromise or settlement would require indemnification by the Company and the Shareholders for all or any part of the amount of such compromise or settlement, and receipt of the express written consent of the Company and the Shareholders to such compromise or settlement, which consent shall not be unreasonably delayed or withheld.

         6.2 INDEMNIFICATION BY THE PURCHASER AND ACRG. The Purchaser and ACRG shall indemnify and hold the Company and the Shareholders harmless against and in respect of all Damages, as hereinafter defined. "Damages", as used in this Section 6.2, shall include without limitation any claim, action, demand, loss, cost, expense, liability, whether joint or several, penalty, and other damage, including, without limitation, attorneys' fees and other costs and expenses reasonably incurred in investigating, and attempting to avoid, or in opposing the imposition thereof, resulting to the Company or the Shareholders from (a) any inaccurate representation by or on behalf of the Purchaser or ACRG in or pursuant to the provisions of this Agreement, (b) the breach or default in the performance by the Purchaser or ACRG of any of the obligations to be performed by or on behalf of the Purchaser or ACRG hereunder (unless such breach or default in the performance occurred on or before the Closing Date and this Agreement was terminated because of such breach or default in the performance, in which case the Company and the Shareholders shall be deemed to have waived any rights under this Section 6.2 to indemnification for Damages caused by such breach or default in the performance) or (c) any breach or default by the Purchaser or ACRG in the performance of any obligation to be performed by the Purchaser or ACRG after the Closing Date, which results in a claim being asserted against the Company or the Shareholders. The Purchaser shall, in addition, reimburse the Company and the Shareholders on demand for any payment made by the Company and the Shareholders at any time after the Closing Date, based upon the final judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of any such claim, demand, or action, in respect of any Damages to which the foregoing indemnity relates. If any third party shall assert any such claim against the Company and the Shareholders, if successful, might result in a breach or default by the Purchaser or ACRG, then the Company and the Shareholders shall give prompt written notice thereof to the Purchaser and ACRG, and the Purchaser shall be entitled to elect, within ten (10) days after the giving of such notice, to participate in the defense thereof and to be represented, at the sole expense of the Purchaser and ACRG, by counsel to be selected by the Purchaser and ACRG. Neither the Company nor the Shareholders shall compromise or settle any such claim without giving the Purchaser and ACRG ten (10) days written notice thereof if the effect of any such compromise or settlement would require indemnification by the Purchaser and ACRG for all or any part of the amount of such compromise or settlement and receipt of the express written consent of the Purchaser and ACRG to such compromise or settlement, which consent shall not be unreasonably delayed or withheld.

         6.3 LIMITATION ON INDEMNIFICATION. The provisions of Sections 6.1 and 6.2 shall terminate and expire two (2) years after the Closing Date, and no claim shall be made under either Section 6.1 or Section 6.2 (except with respect to the Purchaser's failure to pay or perform an Assumed Liability) until the aggregate Damages from all claims to date thereunder shall exceed $25,000.

                                  ARTICLE VII

                                  TERMINATION

         7.1 TERMINATION. Subject to the provisions of Section 7.3 hereof, this Agreement may be terminated at any time prior to the Closing upon the following terms and conditions and in no other manner:

         (a) Mutual Consent. By mutual consent of the Purchaser, ACRG and the Company.

         (b) By the Company. By the Company if any of the conditions specified in Sections 5.1 and 5.3 of this Agreement have not been satisfied and shall not have been waived by the Company.

         (c) By the Purchaser. By the Purchaser if any of the conditions specified in Sections 5.1 and 5.2 of this Agreement have not been satisfied and shall not have been waived by the Purchaser.

         7.2 NOTICE OF TERMINATION. In the event that any party hereto exercises its right to terminate this Agreement in accordance with the provisions of Section 7.1 hereinabove, such election shall be effective only when notice of such election is given to each of the other parties hereto, in writing, in accordance with the provisions of Section 8.4 hereof.

         7.3 EFFECT OF TERMINATION OR WAIVER. In the event that this Agreement shall be terminated pursuant to the provisions of Section 7.1 hereof, this Agreement shall become null and void and shall have no further effect, and all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another, except as otherwise provided in this Agreement.


                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements of fact contained in any memorandum, certificate, instrument, schedule, or other document delivered by or on behalf of the Company, on the one hand, or the Purchaser or ACRG, on the other hand, for the information of, or reliance by, the other party to this Agreement pursuant hereto, shall be deemed to be representations and warranties by the party delivering same. All representations, warranties and covenants, including covenants of indemnification, made by the parties and contained in this Agreement shall survive the Closing for a period of two (2) years and all inspections, examinations, or audits on behalf of the parties.

         8.2     AMENDMENT AND MODIFICATION.   Except as provided otherwise in
this Agreement, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

         8.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Purchaser or ACRG on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or the Purchaser, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

         8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the other party at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):


                 (a) if to the Company, or if to a Shareholder to such Shareholder, at:

                          Mr. Daryl Brady
                          700 Broadway, Suite 800
                          Denver, Colorado  80203


                 (b)      if to the Purchaser, to:

                          Contractors Heating & Supply, Inc.
                          3200 Wilcrest, Suite 440
                          Houston, Texas 77042
                          Attention:  Mr. Alex Trevino, Jr.

                          with a copy to:

                          Mr. Robert D. Remy
                          820 Gessner, Suite 1360
                          Houston, Texas  77024

         8.5     ASSIGNMENT.   This Agreement and all of the provisions hereof
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Purchaser may, without the prior written consent of the Company, assign its rights, interests and obligations hereunder to a corporation controlling or under common control with the Purchaser, but the Purchaser shall not be relieved from liability hereunder. This Agreement is not intended to and shall not confer upon any person other than the parties any rights or remedies hereunder.

         8.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado (regardless of the laws that might otherwise govern under applicable Colorado principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         8.7 JURISDICTION AND VENUE. Any process against the Purchaser or ACRG or the Company or the Shareholders in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 8.4 with the same effect as though served on it or him personally.

         8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.9 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         8.10 ENTIRE AGREEMENT. This Agreement, including the exhibits hereto and the documents, instruments and schedules referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         8.11 EXPENSES. Except as otherwise provided in this Agreement, the Purchaser shall pay all expenses incurred by the Purchaser in connection with entering into and carrying out its obligations pursuant to this Agreement, including all its attorneys' fees, and the Company shall pay all expenses incurred by the Company in connection with entering into and carrying out its obligations pursuant to this Agreement, including all its attorneys' fees.

         8.12 ATTORNEYS' FEES. In the event any party hereto institutes a lawsuit against any other party hereto for a claim arising out of or to specifically enforce this Agreement, the losing party shall pay the reasonable attorneys' fees incurred by the prevailing party in connection with such lawsuit.

         8.13 BROKER'S OR FINDER'S FEES. Each party hereto shall be responsible for the payment of, and shall indemnify the other parties hereto in respect of, any broker's or finder's fee or similar commission for any person or entity representing or claiming to represent such party in connection with the transactions contemplated by this Agreement.

         8.14 EMPLOYEES. Effective as of the Closing, the Company will terminate and the Purchaser will hire all of the Company's employees; provided, however, that nothing contained herein shall be deemed to create an agreement with such employees regarding their employment by the Purchaser or limit the Purchaser's rights to terminate or modify the terms of employment of any such employee in its sole discretion. In connection therewith, the Purchaser will continue all of the Company's benefit plans (except the Company's 401(k) plan) and will assume all of the accrued vacation obligations. Effective as of the Closing, the Company will terminate its 401(k) plan and the employees will be eligible to participate in the Purchaser's 401(k) plan. The Company and the Purchaser will cooperate to permit the employees to roll over their benefits from the Company's 401(k) plan to the Purchaser's 401(k) plan. Notwithstanding the foregoing, nothing contained herein shall limit the rights of the Purchaser to terminate, modify or replace such benefit plans in its sole discretion.

         8.15 NO THIRD PARTY BENEFICIARIES. This Agreement is for the benefit of the parties hereto only and no other party shall be entitled to rely hereon or claim any benefit as a third party beneficiary.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.



                                  ACR GROUP, INC., a Texas corporation


                                  By:  /s/
                                       ---------------------------------------
                                        Alex Trevino, Jr., President


                                  CONTRACTORS HEATING & SUPPLY,
                                    INC., a Texas corporation


                                  By:  /s/
                                       ---------------------------------------
                                        Alex Trevino, Jr., President

                                  CONTRACTORS HEATING AND SUPPLY
                                   COMPANY, a Colorado corporation


                                  By:  /s/
                                       ---------------------------------------
                                       Daryl Brady, President



         Each of the Shareholders executes this Agreement in his or her individual capacity to evidence his agreement to be bound by Article II and
Article VI of this Agreement.



                                  /s/
                                  --------------------------------------------
                                  Daryl G. Brady



                                  /s/
                                  --------------------------------------------
                                  Thomas W. Gamel

                                   EXHIBIT A

                                     ASSETS


         All tangible and intangible assets of the Company used in the normal course of operating the business of the wholesale distribution of HVACR products and the manufacture of sheet metal products (the "Assets"). The Assets to be transferred and delivered shall include those owned by the Company, whether or not reflected in the Company's balance sheet as of the Current Balance Sheet Date with only changes therein as shall have occurred in the usual and ordinary course of business between the Current Balance Sheet Date and the Closing Date. Without limitation of the foregoing, the Assets shall include, if any, all machinery, equipment, furniture, fixtures, supplies, software, goodwill, inventory, materials, cash (as of the Current Balance Sheet Date and received thereafter), accounts and notes receivable, contract rights (to the extent such contracts are assumable) and copies of such contracts, purchase orders, securities, trading accounts, licenses and applications therefor, franchises, claims, deposits, prepaid items, all rights and interest in, to and under any patents, patent applications, trademarks, trademark registrations and applications therefor, copyrights, copyright registrations and applications therefor, trade name and other trade rights, trade secrets, ideas and other know-how, shop rights, permits and other rights and privileges, copies of all books of account and records, all sales data, customer lists and data, supplier lists and data, copies of personnel files, copies of documents related to employee benefits plans, records relating to the fixed assets of the Company, engineering drawings, cost reports for pricing and inventory valuation, booking reports, backlog reports, customer history records, production history and inventory history records, processes, designs, sketches, drawings, manufacturing methods, distribution methods, materials handling and shipment methods, catalogs, brochures, sales materials and copies of all documents relating to environmental and safety requirements. The Assets shall exclude the corporate minute books and records of the Company, land, buildings, improvement and fixtures, and life insurance policies covering the lives of officers or shareholders of the Company.

                                   EXHIBIT B

                              ASSUMED LIABILITIES


         All liabilities of the Company reflected on the Current Balance Sheet, except the long term note payable in the principal amount of $1,010,000, and including the following:

         1. All liabilities incurred by the Company in the ordinary course of its business since the Current Balance Sheet Date;

         2. All liabilities of the Company incurred in the ordinary course of business and reflected in its books and records (whether or not reflected on the Current Balance Sheet), including payroll expenses, bonuses, commissions payable, vacation expense and similar items;

         3. All operating expenses incurred in the ordinary course of business, whether or not accrued (excluding professional fees incurred by the Company or the Shareholders in connection with this transaction);

         4. All pending verbal or written purchase orders, sales orders and work in process obligations incurred in the ordinary course of business; and

         5.      All liabilities under all assumed contracts.

         Assumed liabilities will not include any litigation or similar claims, whether disclosed or undisclosed, or liabilities not incurred in the ordinary course of business.

                                  EXHIBIT B-1

                     [FORM OF SUBCHAPTER S PROMISSORY NOTE]

                                PROMISSORY NOTE
                          (SUBCHAPTER S DISTRIBUTION)


$_________________                                              Denver, Colorado
DUE DATE:  September _____, 1997                         As of December 31, 1996


         Contractors Heating and Supply Company, a Colorado corporation (hereinafter called "Maker"), promises to pay to the order of ________________________________ (hereinafter called "Payee"), at 70 Santa Fe
Drive, Denver, Colorado 80223, or at such address or addresses as Payee or other holder hereof may from time to time designate in writing, in coin or currency of the United States of America, that at the time of payment is legal tender for the payment of public and private debts, the principal sum of
__________________________________________________________________________
DOLLARS ($________________), without interest.

         If default is made in the payment of this note and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization or other legal or judicial proceedings for the collection hereof, Maker agrees and shall also pay to the then holder hereof, a reasonable amount as attorneys' fees.

         This note may be prepaid at any time, in whole or in part, without notice, penalty or premium. This Note shall not be pledged or otherwise assigned as collateral by Payee without the prior written consent of Maker.

         The Maker and all endorsers, guarantors and signers hereof, and each of them, (i) expressly waive presentment for payment, notice of nonpayment, protest, notice of protest, bringing of suit and diligence in taking action to collect amounts owing hereunder and in the handling of securities at any time existing in connection herewith, and (ii) agree that this note, or any payment hereunder, may be extended from time to time without affecting such liability.

         This note shall be construed under and governed by the laws of the State of Colorado.


                                        CONTRACTORS HEATING AND SUPPLY
                                        COMPANY, a Colorado corporation


                                        By:
                                           ------------------------------------
                                        Title:
                                              ---------------------------------

                                   EXHIBIT C

                                  [NET LEASE]

                                   NET LEASE


                 This Net Lease ("Lease") is made effective as of the 1st day of September, 1997, between GAMBRAY, INC., a Colorado corporation ("Landlord"), whose address is 700 Broadway, Suite 800, Denver, Colorado 80203 and CONTRACTORS HEATING & SUPPLY, INC., a Texas corporation ("Tenant"), whose address is 3200 Wilcrest Drive, Suite 440, Houston, Texas 77042.


                                  I.  GENERAL

                 1.1 Consideration. This Lease is being executed in connection with the closing of the sale of substantially all of Landlord's assets to Tenant pursuant to the terms of an Asset Purchase Agreement dated as of September 8, 1997 (the "Purchase Agreement") among Landlord, Tenant and ACR Group, Inc. ("Guarantor"). Landlord and Tenant enter into this Lease in consideration of the closing under the Purchase Agreement and in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements of Tenant herein contained.

                 1.2 Exhibits to Lease. The Exhibits listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits shall control. The Exhibits to this Lease are:

                 Exhibit A - Demised Premises, Lease Term, Basic Rent, Monthly Rent, etc.

                              II.  DEMISE AND TERM

                 2.1 Demise. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Demised Premises as hereinafter defined, for the Lease Term as hereinafter defined, subject to existing covenants, conditions, restrictions, easements and encumbrances affecting the same.

                 2.2 Demised Premises. The "Demised Premises" shall mean the real property legally described on Exhibit A, including all improvements located thereon. The address of the Demised Premises is the address set forth in Exhibit A.

                 2.3 Lease Term. "Lease Term" shall mean the period commencing at noon on the commencement date specified in Exhibit A and expiring at noon on the expiration date specified in Exhibit A.

                 2.4 Covenant of Quiet Enjoyment. Landlord covenants and agrees that, provided Tenant is not in default and keeps, observes and performs the covenants and agreements of Tenant contained in this Lease, Tenant shall have quiet and peaceable possession of the Demised Premises and such possession shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

                 2.5 Condition of Demised Premises. Tenant covenants and agrees that, upon taking possession of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises "as is" and Tenant shall be deemed to have waived any warranty of condition or habitability, suitability for occupancy, use or habitation, fitness for a particular purpose or merchantability, express or implied relating to the Demised Premises.

                      III.  RENT AND OTHER AMOUNTS PAYABLE

                 3.1 Basic Rent. Tenant covenants and agrees to pay to Landlord, without offset, deduction or abatement, basic rent for the full Lease Term in the amount specified as basic rent in Exhibit A ("Basic Rent").

                 3.2 Monthly Rent. Basic Rent shall be payable monthly in advance, without notice, in equal installments in the amount of monthly rent specified in Exhibit A ("Monthly Rent") commencing on the commencement date of the Lease Term and continuing on the first day of each month thereafter for the balance of the Lease Term.

                 3.3 Place of Payments. Basic Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified in Exhibit A, or such other place as Landlord may, from time to time, designate in writing.

                 3.4 Lease a Net Lease and Rent Absolute. It is the intent of the parties that the Basic Rent provided in this Lease shall be a net payment to Landlord; that the Lease shall continue for the full Lease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Demised Premises, including any damage or destruction affecting the Demised Premises, and any action by governmental authority relating to or affecting the Demised Premises, except as otherwise specifically provided in this Lease; that the Basic Rent shall be absolutely payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease; that Landlord shall not bear any costs or expenses relating to the Demised Premises or provide any services or do any act in connection with the Demised Premises except as otherwise specifically provided in this Lease; and that Tenant shall pay, in addition to Basic Rent, Additional Rent to cover costs and expenses relating to the Demised Premises, as hereinafter provided.

                 3.5 Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, all costs and expenses relating to the Demised Premises and to pay all other amounts payable by Tenant under the terms of this Lease ("Additional Rent"). Costs and expenses payable by Tenant as Additional Rent shall include (a) taxes and assessments; (b) insurance costs; (c) utility charges; (d) operating expenses; (e) maintenance and repair expenses, and (f) other costs and expenses relating to the Demised Premises as hereinafter provided in this Lease.

                 3.6 Monthly Deposits for Taxes. Tenant covenants and agrees to pay to Landlord, monthly in advance, without notice, on each day that payment of Monthly Rent is due, amounts, as hereinafter specified, for payment of taxes and assessments payable with respect to the Demised Premises ("Monthly Deposits") and, if the Monthly Deposits are insufficient to pay the actual taxes and assessments, to pay to Landlord, within 10 days after demand by Landlord, such amounts as are necessary to provide Landlord with sufficient funds to pay the same. The Monthly Deposits shall each be equal to 1/12 of the amounts, as reasonably estimated by Landlord, of the annual taxes and assessments payable with respect to the Demised Premises. To the extent the Monthly Deposits exceed the actual taxes and assessments, the excess amount shall, at Landlord's option, except as may be otherwise provided by law, either be paid to Tenant or credited against future Monthly Deposits or against Basic Rent, Additional Rent or other amounts payable by Tenant under this Lease. The amounts of taxes and assessments payable by Tenant for the years in which the Lease Term commences and expires shall be subject to the provisions hereinafter contained in this Lease for proration of such amounts in such years. Prior to the dates on which payment is due for taxes and assessments, Landlord shall make payment of such taxes and assessments, to the extent of funds from Monthly Deposits available therefor and, upon request by Tenant, shall furnish Tenant with a copy of any receipt for such payments. Except for Landlord's obligation to make payments out of funds available from Monthly Deposits, the making of Monthly Deposits by Tenant shall not limit or alter Tenant's obligation to pay taxes and assessments as elsewhere provided in this Lease.

                 3.7 General Provisions as to Monthly Deposits. Landlord shall be free to commingle the Monthly Deposits with Landlord's own funds and Landlord shall not be obligated to pay interest to Tenant on account of the Monthly Deposits. In the event of a transfer by Landlord of Landlord's interest in the Demised Premises, Landlord may deliver the Monthly Deposits to the transferee of Landlord's interest and Landlord shall thereupon be discharged from any further liability to Tenant with respect to such Monthly Deposits. In the event of a transfer by Tenant of Tenant's interest in the Demised Premises, Landlord shall be entitled to return the Monthly Deposits to Tenant's successor in interest and Landlord shall thereupon be discharged from any further liability with respect to the Monthly Deposits.

                           IV.  TAXES AND ASSESSMENTS

                 4.1 Covenant to Pay Taxes and Assessments. Tenant covenants and agrees to pay, as Additional Rent, Taxes and Assessments, as hereinafter defined, which accrue during or are attributable to the Lease Term. "Taxes and Assessments" shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Demised Premises or any part thereof, or upon any building, improvements or personal property at any time situated thereon.

                 4.2 Proration at Commencement and Expiration of Term. Taxes and Assessments shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires as of, respectively, the date of commencement of the Lease Term and the date of expiration of the Lease Term, except as hereinafter provided. Additionally, for the year in which the Lease Term expires, Tenant shall be liable without proration for the full amount of Taxes and Assessments relating to any improvements, fixtures, equipment or personal property which Tenant is required to remove or in fact removes as of the expiration of the Lease Term. Proration of Taxes and Assessments shall be made on the basis of actual Taxes and Assessments. Taxes and Assessments for the years in which the Lease Term commences and expires shall be paid and deposited with the Landlord through Monthly Deposits as hereinabove provided, but, in the event actual Taxes and Assessments for either year are greater or less than as estimated for purposes of Monthly Deposits, appropriate adjustment and payment shall be made between the parties, at the time the actual Taxes and Assessments are known, as may be necessary to accomplish proration, as herein provided.

                 4.3 Special Assessments. In the event any Taxes or Assessments are payable in installments over a period of years, Tenant shall be responsible only for installments for periods during the Lease Term with proration, as above provided, of any installment payable prior or after expiration of the Lease Term.

                 4.4 New or Additional Taxes. Tenant's obligation to pay Taxes and Assessments shall include any Taxes and Assessments of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Demised Premises if such tax shall be based upon or arise out of the ownership, use or operation of or the rents received from the Demised Premises, other than income taxes of Landlord. For the purposes of computing Tenant's liability for such new type of tax or assessment, the Demised Premises shall be deemed the only property of Landlord.

                 4.5 Right to Contest Taxes. Both Landlord and Tenant shall have the right to contest any Taxes and Assessments; provided that no protest of Taxes and Assessments shall reduce the amount of the Monthly Deposits required to be paid by Tenant hereunder unless and until such protest is successful. Landlord shall pay to or credit Tenant with any abatement, reduction or recovery of any Taxes and Assessments attributable to the Lease Term less all costs and expenses incurred by Landlord, including attorneys' fees, in connection with such abatement, reduction or recovery.

                                 V.  INSURANCE

                 5.1 Casualty Insurance. Tenant covenants and agrees to obtain and keep in full force and effect during the Lease Term, Casualty Insurance as hereinafter defined. "Casualty Insurance" shall mean fire and extended coverage insurance with respect to the Demised Premises, on a replacement cost basis, and with coverage, by endorsement or otherwise, for all risks, vandalism and malicious mischief, sprinkler leakage, boilers, and with a deductible in an amount for each occurrence as Landlord, in its sole discretion, may determine from time to time. Casualty Insurance shall name Landlord as an insured party and shall, at Landlord's option, name any mortgagee or holder of a deed of trust as an insured party as its interest may appear. Tenant covenants and agrees to pay the cost of Casualty Insurance directly to the insuror. Tenant shall be responsible for obtaining, at Tenant's option, cost and expense, insurance coverage for property of Tenant and for business interruption of Tenant.

                 5.2 Liability Insurance. Tenant covenants and agrees to obtain and keep in full force and effect during the Lease Term, and to pay the premiums and costs of, Liability Insurance as hereinafter defined. "Liability Insurance" shall mean comprehensive general liability insurance covering public liability with respect to the ownership, use and operation of the Demised Premises, with limits of not less than $5,000,000 combined single limit of liability, with endorsements for assumed contractual liability with respect to the liabilities assumed by Tenant under Section 7.24 of this Lease, and with no deductible, retention or self-insurance provision contained therein, unless otherwise approved in writing by Landlord. Tenant covenants and agrees to pay cost of Liability Insurance directly to the insuror.

                 5.3 General Provisions Respecting Insurance. Except as otherwise approved in writing by Landlord, all insurance required to be obtained by Tenant hereunder shall be on forms and with insurers selected or approved by Landlord, which approval shall not be unreasonably withheld; shall name Landlord and the holder of any first mortgage or deed of trust encumbering the Property as insured parties (or as additional insured parties in the case of liability insurance), as their interests may appear; shall contain a waiver of rights of subrogation as among Tenant, Landlord and the holder of any such first mortgage or deed of trust; and shall provide, by certificate of insurance or otherwise, that the insurance coverage shall not be cancelled or altered except upon 30 days' prior written notice to Landlord and the holder of any such first mortgage or deed of trust. Certificates of insurance obtained by Tenant shall be delivered to Landlord who may deposit the same with the holder of any such first mortgage or deed of trust.

                 5.4 Cooperation in the Event of Loss. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.

           VI.   UTILITY, OPERATING, MAINTENANCE AND REPAIR EXPENSES

                 6.1 Utility Charges. Tenant covenants and agrees to pay all charges for water, sewage disposal, gas, electricity, light, heat, power, telephone or other utility services used, rendered or supplied to or for the Demised Premises and to contract for the same in Tenant's own name.

                 6.2 Operating Expenses. Tenant covenants and agrees to pay all costs and expenses of operations on or relating to the Demised Premises, including costs and expenses for utilities, trash and garbage disposal, janitorial and cleaning services, gardening and landscaping services, security services, removal of snow and ice from parking areas, sidewalks and driveways serving the Demised Premises, painting, replacement of damaged or broken glass and other breakable materials in or serving the Demised Premises and replacement of lights and light fixtures in or serving the Demised Premises and to contract for the same in Tenant's own name.

                 6.3 Maintenance and Repair Expenses. Landlord represents to Tenant that, as of the commencement of the Lease Term, to the best of Landlord's knowledge, the Demised Premises are in good condition, normal wear and tear excepted. suitable for Tenant's intended use thereof. Tenant covenants and agrees to maintain, repair, replace and keep the Demised Premises and all improvements (including, without limitation, all buildings and the roofs, exterior walls and structural elements thereof, all parking areas and all landscaped areas), fixtures and personal property thereon in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction; to pay all costs and expenses in connection therewith; and to contract for the same in Tenant's own name. All maintenance and repairs by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Demised Premises. Notwithstanding the foregoing, Tenant's obligations with respect to the maintenance and repair of the Demised Premises shall extend no further than the obligation to surrender possession of the Demised Premises to Landlord upon the expiration or other termination of this Lease in the same condition as when Tenant first occupied the Demised Premises, ordinary wear and tear excepted.

                        VII.  OTHER COVENANTS OF TENANT

                 7.1 Limitation on Use by Tenant. Tenant covenants and agrees to use the Demised Premises only for the use or uses set forth as Permitted Uses by Tenant on Exhibit A and for no other purposes, except with the prior written consent of Landlord.

                 7.2 Compliance with Laws. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction and that the Demised Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation.

                 7.3 Compliance with Insurance Requirements. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises which might impair or increase the cost of insurance maintained with respect to the Demised Premises or the Property, which might increase the insured risks or which might result in cancellation of any such insurance.

                 7.4 No Waste or Impairment of Value. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises which might impair the value of the Demised Premises or which would constitute waste.

                 7.5 No Hazardous Use. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Demised Premises which might be unsafe or hazardous to any person or property.

                 7.6 No Structural or Electrical Overloading. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Demised Premises which might impair the structural soundness of the buildings thereon, which might result in an overload of electrical lines serving the Demised Premises or which might interfere with electric or electronic equipment in the Demised Premises or on any adjacent or nearby property. In the event of violations hereof, Tenant covenants and agrees to immediately remedy the violation at Tenant's expense and in compliance with all requirements of governmental authorities and insurance underwriters.

                 7.7 No Nuisance, Noxious or Offensive Activity. Tenant covenants and agrees that no noxious or offensive activity shall be carried on upon the Demised Premises nor shall anything be done or kept on the Demised Premises which may be or become a public or private nuisance or which may cause embarrassment, disturbance, or annoyance to others on adjacent or nearby property.

                 7.8 No Annoying Lights, Sounds or Odors. Tenant covenants and agrees that no light shall be emitted from the Demised Premises which is unreasonably bright or causes unreasonable glare; no sound shall be emitted from the Demised Premises which is unreasonably loud or annoying; and no odor shall be emitted from the Demised Premises which is or might be noxious or offensive to others on adjacent or nearby property.

                 7.9 No Unsightliness. Tenant covenants and agrees that no unsightliness shall be permitted on the Demised Premises which is visible from any adjacent or nearby property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the improvements on the Demised Premises; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Demised Premises except as may be enclosed within the improvements on the Demised Premises; all pipes, wires, poles, antennas and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed or appropriately screened from view; and no temporary structure shall be placed or permitted on the Demised Premises without the prior written consent of Landlord.

                 7.10 No Animals. Tenant covenants and agrees that no animals shall be permitted or kept on the Demised Premises.

                 7.11 Restriction on Signs and Exterior Lighting. Tenant covenants and agrees that no signs or advertising devices of any nature shall be erected or maintained by Tenant on the Demised Premises and no exterior lighting shall be permitted on the Demised Premises that are not in compliance with applicable laws, ordinances rules and regulations.

                 7.12 No Violation of Covenants. Tenant covenants and agrees not to commit, suffer or permit any violation of any covenant, condition or restriction affecting the Demised Premises.

                 7.13 Restriction on Changes and Alterations. Tenant covenants and agrees not to improve, change, alter, add to, remove or demolish any improvements on the Demised Premises, ("Changes"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and unless Tenant complies with all reasonable conditions which may be imposed by Landlord in connection with such consent; and unless Tenant pays to Landlord the reasonable costs and expenses of Landlord for architectural, engineering or other consultants which may be reasonably incurred by Landlord in determining whether to approve any such Changes. If such consent is given, no such Changes shall be permitted unless Tenant shall have procured and paid for all necessary permits and authorizations from any governmental authorities having jurisdiction; unless such Changes will not reduce the value of the Property, and will not affect or impair existing insurance on the Property; and unless Tenant, at Tenant's sole cost and expense, shall maintain or cause to be maintained workmen's compensation insurance covering all persons employed in connection with the work and obtains liability insurance covering any loss or damage to persons or property arising in connection with any such Changes and such other insurance or bonds as Landlord may reasonably require. Tenant covenants and agrees that any such Changes approved by Landlord shall be completed with due diligence and in a good and workmanlike fashion and in compliance with all conditions imposed by Landlord and all applicable permits, authorizations, laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction and that the costs and expenses with respect to such Changes shall be paid promptly when due and that the Changes shall be accomplished free of liens of mechanics and materialmen. Tenant covenants and agrees that all such Changes shall become the property of the Landlord at the expiration of the Lease Term or, if Landlord so requests, Tenant shall, at or prior to expiration of the Lease Term and at its sole cost and expense, remove such Changes and restore the Demised Premises to their condition prior to such Changes.

                 7.14 No Mechanic's Liens. Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanic's, materialmen's or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Demised Premises by, through or under Tenant. Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that Tenant shall give to Landlord such security as may be reasonably requested by Landlord to insure the payment of any amounts claimed, including interests and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Demised Premises on account of any such lien, and provided that, on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with interests and costs, and will cause the lien to be released and any judgment satisfied.

                 7.15 No Other Encumbrances. Tenant covenants and agrees not to obtain any financing secured by Tenant's interest in the Demised Premises and not to encumber the Demised Premises or Landlord or Tenant's interest therein, without the prior written consent of Landlord, and to keep the Demised Premises free from all liens and encumbrances except liens and encumbrances existing upon the date of commencement of the Lease Term or liens and encumbrances created by Landlord.

                 7.16 Subordination to Landlord Mortgages. Tenant covenants and agrees that, at Landlord's option, this Lease and Tenant's interest in the Demised Premises shall be junior and subordinate to any mortgage or deed of trust now or hereafter encumbering the Demised Premises provided that, as to any mortgage or deed of trust given hereafter, the mortgagee or beneficiary under such mortgage or deed of trust agrees in writing, or adequate provision is made in the mortgage or deed of trust, that, in the event of foreclosure of any such mortgage or deed of trust, Tenant shall not be disturbed in its possession of the Demised Premises provided only that Tenant shall attorn to the party acquiring title to the Demised Premises as the result of such foreclosure. No act or further agreement by Tenant shall be necessary to establish the subordination of this Lease to any such mortgage or deed of trust but Tenant covenants and agrees, upon request of Landlord, to execute such documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any such mortgage or deed of trust in accordance with the foregoing provisions. Alternatively, Tenant covenants and agrees that, at Landlord's option, Tenant shall execute documents as may be necessary to establish this Lease and Tenant's interest in the Demised Premises as superior to any such mortgage or deed of trust. If Tenant fails to execute any documents required to be executed by Tenant under the provisions hereof, Tenant hereby makes, constitutes and irrevocably appoints Landlord as Tenant's attorney in fact and in Tenant's name, place and stead to execute any such documents.

                 7.17 No Assignment or Subletting. Tenant covenants and agrees not to make or permit a Transfer by Tenant, as hereinafter defined, without Landlord's prior written consent, which consent shall not be unreasonably withheld. A Transfer by Tenant shall include an assignment of this Lease, a sublease of all or any part of the Demised Premises or any assignment, sublease, transfer, mortgage, pledge or encumbrance of all or any part of Tenant's interest under this Lease or in the Demised Premises, by operation of law or otherwise, or the use or occupancy of all or any part of the Demised Premises by anyone other than Tenant. Any such Transfer by Tenant without Landlord's written consent shall be void and shall constitute a default under this Lease. In the event Landlord consents to any Transfer by Tenant, Landlord shall be entitled to receive fifty percent (50%) of all consideration to be paid by the assignee, sublessee or transferee for the use and enjoyment of Tenant's rights under this Lease in excess of the amounts payable by Tenant hereunder (whether such consideration is paid in a lump-sum, by multiple payments, or as additional rent or rent premiums, or otherwise), and Tenant shall not be relieved of its obligations under this Lease and Tenant shall remain liable, jointly and severally and as a principal, and not as a guarantor or surety, under this Lease, to the same extent as though no Transfer by Tenant had been made, unless specifically provided to the contrary in Landlord's prior written consent. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of the provisions of this Section or of any other provision of this Lease and any consent by Landlord to Transfer by Tenant shall not be deemed a consent to any subsequent Transfer by Tenant. In the event Landlord consents to a Transfer by Tenant, any right which may at the time have been granted to Tenant to extend the Lease Term shall automatically terminate and be of no further force or effect unless otherwise agreed to by Landlord in writing. Tenant covenants and agrees to pay to Landlord, within 10 days after demand by Landlord, the reasonable costs and expenses of Landlord in connection with any request by Tenant for consent to a Transfer by Tenant, including reasonable attorneys' fees, whether or not consent of Landlord is given to the Transfer by Tenant.

                 7.18 Annual Financial Statements. Tenant covenants and agrees to furnish to Landlord annually, within 90 days after the end of each fiscal year of Tenant, copies of financial statements of Tenant audited, if requested by Landlord, by a certified public accountant, and agrees that Landlord may deliver any such financial statements to any existing or prospective mortgagee or purchaser of the Demised Premises. The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant and, if regularly prepared by Tenant, a statement of sources and use of funds for the preceding fiscal year of Tenant.

                 7.19 Payment of Income and Other Taxes. Tenant covenants and agrees to pay promptly when due all personal property taxes on personal property of Tenant on the Demised Premises and all federal, state and local income taxes, sales taxes, use taxes, Social Security taxes, unemployment taxes and taxes withheld from wages or salaries paid to Tenant's employees, the nonpayment of which might give rise to a lien on the Demised Premises or Tenant's interest therein, and to furnish, if requested by Landlord, evidence of such payments.

                 7.20 Estoppel Certificates. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, upon Landlord's written request, a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the dates to which Basic Rent has been paid; stating the amount of Monthly Deposits held by Landlord for the then tax year; and stating whether or not Landlord is in default under this Lease (and, if so, specifying the nature of the default). Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective mortgagee or purchaser of the Demised Premises. Tenant agrees that a failure to deliver such a statement within 10 days after written request from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults by Landlord under this Lease; and that any representation by Landlord with respect to Basic Rent and Monthly Deposits are true.

                 7.21 Landlord Right to Inspect and Show Premises and to Install "For Sale" Signs. Tenant covenants and agrees that Landlord and the authorized representatives of Landlord shall have the right to enter the Demised Premises at any reasonable time during ordinary business hours for the purposes of inspecting, repairing or maintaining the same or performing any obligations of Tenant which Tenant has failed to perform hereunder or for the purposes of showing the Demised Premises to any existing or prospective mortgagee, purchaser or lessee of the Demised Premises. Tenant covenants and agrees that Landlord may at any time and from time to time place on the Demised Premises a sign advertising the Demised Premises for sale or for lease (provided that a for lease sign may be placed on the premises only during the last 120 days of the Term or following a default by Tenant).

                 7.22 Landlord Title to Fixtures, Improvements and Equipment. Tenant covenants and agrees that all fixtures and improvements on the Demised Premises and including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, whether or not attached to or affixed to the Demised Premises, and whether now or hereafter located upon the Demised Premises, shall be and remain the property of the Landlord upon expiration of the Lease Term.

                 7.23 Removal of Tenant's Equipment. Tenant covenants and agrees to remove, at or prior to the expiration of the Lease Term, all of Tenant's Equipment, as hereinafter defined. "Tenant's Equipment" shall mean all equipment, apparatus, machinery, signs, furniture, furnishings and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Demised Premises). If such removal shall injure or damage the Demised Premises Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term, to repair such injury and damage in good and workmanlike fashion and to place the Demised Premises in the same condition as the Demised Premises would have been if such Tenant's Equipment had not been installed. If Tenant fails to remove any Tenant's Equipment by the expiration of the Lease Term, Landlord may, at its option, keep and retain any such Tenant's Equipment or dispose of the same and retain any proceeds therefrom, and Landlord shall be entitled to recover from Tenant any costs or expenses of Landlord in removing the same and in restoring the Demised Premises in excess of the actual proceeds, if any, received by Landlord from disposition thereof.

                 7.24 Tenant Indemnification of Landlord. Tenant covenants and agrees to protect, indemnify and save Landlord harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys' fees, imposed upon, incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of any person or loss of or damage to any property occurring on or about the Demised Premises; (b) any act or omission of Tenant or Tenant's officers, employees, agents, guests or invitees or of anyone claiming by, through or under Tenant; (c) any use which may be made of, or condition existing upon, the Demised Premises; (d) any improvements, fixtures or equipment upon the Demised Premises; (e) any failure on the part of Tenant to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease;
(f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction by Tenant or Tenant's officers, employees, agents, guests or invitees or by anyone claiming by, through or under Tenant; and (g) any repairs, maintenance or Changes to the Demised Premises by, through or under Tenant. Tenant further covenants and agrees that, in case any action, suit or proceeding is brought against Landlord by reason of any of the foregoing, Tenant will, at Tenant's sole cost and expense, defend Landlord in any such action, suit or proceeding.

                 7.25 Waiver by Tenant. Tenant waives and releases any claims Tenant may have against Landlord or Landlord's officers, agents or employees for loss, damage or injury to person or property sustained by Tenant or Tenant's officers, agents, employees, guests, invitees or anyone claiming by, through or under Tenant resulting from any cause whatsoever other than gross negligence or willful misconduct.

                 7.26 Release upon Transfer by Landlord. In the event of a transfer by Landlord of the Demised Premises or of Landlord's interest as Landlord under this Lease, Landlord's successor or assign shall take subject to and be bound by this Lease and, in such event, Tenant covenants and agrees that Landlord shall be released from all obligations of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord's successor or assign for satisfaction of the obligations of Landlord under this Lease; and that, upon demand by Landlord or Landlord's successor or assign, Tenant shall attorn to such successor or assign.
                          VIII.  DAMAGE OR DESTRUCTION

                 8.1       Tenant's Notice of Damage.  For the purposes of this
Article VIII and Article IX each location listed on Exhibit A (a "Location") constituting a portion of the Demised Premises will be treated separately and the portion of Basic Rent allocable to each Location shall be as set forth on Exhibit A. If any portion of a Location shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord ("Tenant's Notice of Damage").

                 8.2 Options to Terminate if Damage Substantial. Upon receipt of Tenant's Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Location. As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord's estimate of the time necessary to repair or restore the Location ("Landlord's Notice of Repair Time"). If Landlord reasonably estimates that repair or restoration of the Location cannot be completed within 180 days from the time of Tenant's Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease with respect to that Location. In the event, however, that the damage or destruction was caused by the act or omission of Tenant or Tenant's officers, employees, agents, guests or invitees or of anyone claiming by, through or under Tenant, Landlord shall have the option to terminate this Lease with respect to the Location if Landlord reasonably estimates that the repair or restoration cannot reasonably be completed within the time period specified above, but Tenant shall not have the option to terminate this Lease with respect to the Location. Any option granted hereunder shall be exercised by written notice to the other party given within 10 days after Landlord's Notice of Repair Time. In the event either Landlord or Tenant exercises its option to terminate this Lease with respect to a Location, the Lease Term with respect to that Location shall expire 10 days after the notice by either Landlord or Tenant exercising such party's option to terminate this Lease with respect to that Location. In the event of termination of this Lease with respect to a Location under the provisions hereof, Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant with respect to that Location as may be applicable to the period subsequent to the time of Tenant's Notice of Damage less the reasonable value of any use or occupation of the Location by Tenant subsequent to the time of Tenant's Notice of Damage.

                 8.3 Obligations to Repair and Restore. In the event repair and restoration of Location can be completed within the period specified in Section 8.2, in Landlord's reasonable estimation or this Lease is not terminated with respect to the Location as provided therein, this Lease shall continue in full force and effect and Landlord with respect to the Location, subject to receipt of adequate insurance proceeds therefor and the payment by Tenant of any uninsured costs as specified in Section 8.4, shall proceed forthwith to cause the Location to be repaired and restored with reasonable diligence and there shall be abatement of Basic Rent with respect to the Location to the extent Landlord receives the proceeds of rental loss insurance maintained pursuant to Section 5.1 proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Location. Landlord may, at its option, require Tenant to arrange for and handle the repair and restoration of the Location, in which case Landlord shall furnish Tenant with funds for such repair and restoration at the time or times such funds are needed, to the extent of any proceeds from insurance to cover the costs of repair or restoration.

                 8.4 Application of Insurance Proceeds. The proceeds of any Casualty Insurance maintained on a Location, other than casualty insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Location to be repaired and restored. If the proceeds of insurance are not sufficient to repair or restore the Location, Tenant shall pay when due the uninsured costs of repair or restoration.


                               IX.  CONDEMNATION

                 9.1 Taking -- Substantial Taking -- Insubstantial Taking. A "Taking" shall mean the taking of all or any portion of a Location as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Demised Premises under the threat of condemnation. A "Substantial Taking" shall mean a Taking of so much of the Location that the Location cannot thereafter be reasonably used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Location. An "Insubstantial Taking" shall mean a Taking such that the Location can thereafter continue to be used by Tenant for carrying on, at substantially the same level or scope, the business theretofore conducted by Tenant on the Location.

                 9.2 Termination on Substantial Taking. If there is a Substantial Taking with respect to a Location, the Lease Term with respect to the Location shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease with respect to the Location under the provisions hereof, Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the Location for the period subsequent to the time of termination of this Lease with respect thereto.

                 9.3 Restoration on Insubstantial Taking. In the event of an Insubstantial Taking, this Lease with respect to the Location shall continue in full force and effect, and there shall be an abatement of Basic Rent proportionate to the extent of the space so taken. Landlord may, at its option, require Tenant to arrange for and handle any restoration of the Location, in which case Landlord shall furnish Tenant with funds for such restoration at the time or times such funds are needed, to the extent of the proceeds of any awards or consideration received as a result of the Taking to cover the costs of restoration.

                 9.4 Right to Award. The total award, compensation, damages or consideration received or receivable as a result of a Taking ("Award") shall be paid to and be the property of Landlord, whether the Award shall be made as compensation for diminution of the value of the leasehold or the fee of the Location or otherwise and Tenant hereby assigns to Landlord, all of Tenant's right, title and interest in and to any such Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award. Without limiting the foregoing, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant on account of any and all damage to Tenant's business by reason of the Taking or for or on account of any of Tenant's moving expenses, to the extent that such compensation does not reduce the Award to which Landlord is entitled.

                             X.  DEFAULTS BY TENANT

                 10.1 Defaults Generally. Each of the following shall constitute a "Default by Tenant" under this Lease:

                 10.2 Failure to Pay Rent or Other Amounts. A Default by Tenant shall exist if Tenant fails to pay when due, Basic Rent, Additional Rent, Monthly Deposits, or any other amounts payable by Tenant under the terms of this Lease, and such failure shall continue for 5 days after written notice from Landlord to Tenant of such failure, provided however, that Tenant shall not be entitled to more than two notices of such failure during any lease year and if, after two such notices are given in any lease year, Tenant fails, during such lease year, to pay any such amounts when due, such failure shall constitute a Default by Tenant without further notice by Landlord.

                 10.3 Violation of Lease Terms. A Default by Tenant shall exist if Tenant breaches or fails to comply with any agreement, term, covenant or condition in this Lease applicable to Tenant (other than as specified in Section 10.2), and such breach or failure to comply continues for a period of 20 days after notice thereof by Landlord to Tenant, or, if such breach or failure to comply cannot be reasonably cured within such 20-day period, if Tenant shall not in good faith commence to cure such breach or failure to comply within such 20-day period or shall not diligently proceed therewith to completion.

                 10.4 Nonoccupancy of Demised Premises. A Default by Tenant shall exist if Tenant shall fail to occupy and use the Demised Premises within 15 days after commencement of the Lease Term or shall leave the Demised Premises unoccupied for 15 consecutive days or shall vacate and abandon the Demised Premises.

                 10.5 Transfer of Interest Without Consent. A Default by Tenant shall exist if Tenant's interest under this Lease or in the Demised Premises shall be transferred to or pass to or devolve upon any other party without Landlord's prior written consent.

                 10.6 Execution and Attachment against Tenant. A Default by Tenant shall exist if Tenant's interest under this Lease or in the Demised Premises shall be taken upon execution or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said attachment shall not be discharged or disposed of within 15 days after the levy thereof.

                 10.7 Bankruptcy or Related Proceedings. A Default by Tenant shall exist if Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

                 10.8 Default Related to Purchase Agreement. A Default by Tenant shall exist if Tenant is in default under the promissory note or security agreement executed and delivered by Tenant to Landlord in connection with the closing under the Purchase Agreement which is not cured within a cure period specified therein.

                            XI.  LANDLORD'S REMEDIES

                 11.1 Remedies Generally. Upon the occurrence of any Default by Tenant, Landlord shall have the right, at Landlord's election, then or at any time thereafter, to exercise any one or more of the following remedies:

                 11.2 Cure by Landlord. In the event of a Default by Tenant, Landlord may, at Landlord's option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default by Tenant in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such Default by Tenant. Tenant covenants and agrees to pay to Landlord, within 10 days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action, including reasonable attorney's fees, together with interest as hereinafter provided, from the date of payment of any such advances, costs and expenses by Landlord. Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceeding and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien with respect to the Demised Premises which Landlord, in its discretion, may deem necessary or desirable to protect its interest in the Demised Premises and under this Lease.

                 11.3 Termination of Lease and Damages. In the event of a Default by Tenant, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Demised Premises from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to the Basic Rent, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Demised Premises by Landlord subsequent to such termination, after deducting all Landlord's reasonable expenses in connection with such recovery of possession or reletting. Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Basic Rent, Additional Rent and other amounts would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of (a) the aggregate of the Basic Rent, Additional Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term, over (b) the aggregate rental value of the Demised Premises for the balance of the Lease Term, both discounted to present worth at the rate of 8% per annum.

                 11.4 Repossession and Reletting. In the event of Default by Tenant, Landlord may reenter and take possession of the Demised Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice. After recovering possession of the Demised Premises, Landlord may, from time to time, but shall not be obligated to, relet the Demised Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its uncontrolled discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Landlord's recovery of possession of the Demised Premises, Tenant shall continue to pay on the dates herein specified, the Basic Rent, Additional Rent and other amounts which would be payable hereunder if such repossession had not occurred. Upon the expiration or earlier termination of this Lease, Landlord shall refund to Tenant any amount, without interest, by which the amounts paid by Tenant, when added to the net amount, if any, recovered by Landlord through any reletting of the Demised Premises, exceeds the amounts payable by Tenant under this Lease. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Demised Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith will be made in determining the net amount recovered from such reletting.

                 11.5 Suits by Landlord. Actions or suits for the recovery of amounts and damages payable under this Lease may be brought by Landlord from time to time, at Landlord's election, and Landlord shall not be required to await the date upon which the Lease Term would have expired to bring any such action or suit.

                 11.6 Recovery of Landlord Enforcement Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease not paid by Tenant when due or to enforce any provision of this Lease following a default by Tenant, including reasonable attorneys' fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand.

                 11.7 Late Payment Penalty. Tenant covenants and agrees to pay to Landlord a late payment penalty in the amount of 10% per month of any installment of Monthly Rent or Monthly Deposits that Tenant fails to pay when due; provided that no such late payment penalty shall be due in the event payment of such installment of Monthly Rent or Monthly Deposits is made by Tenant within 5 days after written notice from Landlord to Tenant of Tenant's failure to pay such amount when due.

                 11.8 Interest on Advances. Tenant covenants and agrees to pay to Landlord interest on demand at the rate of 2% above the "Prime Rate," as hereinafter defined, on the amount of any payment made by Landlord required to have been made by Tenant under this Lease and on the amount of any costs and expenses, including reasonable attorneys' fees, paid by Landlord in connection with the taking of any action to cure any Default by Tenant, from the date of making any such payment or the advancement of such costs and expenses by Landlord. "Prime Rate" shall mean the rate announced by Colorado National Bank of Denver, a national banking association (the "Bank"), or other bank as hereinafter provided, at the time of making any such payment or the advancement of such costs and expenses by Landlord, as its prime rate, but not in excess of the maximum amount of finance charge permissible under applicable law. In the event that the Bank discontinues the use of a Prime Rate, the Prime Rate being announced by any other national banking association located in Denver, Colorado, as selected by Landlord in its sole discretion, shall be used for computing the interest rate under this Section.

                 11.9 Landlord's Bankruptcy Remedies. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or rent, under this Lease.

                 11.10 Remedies Cumulative. Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

                        XII.  SURRENDER AND HOLDING OVER

                 12.1 Surrender upon Lease Expiration. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Demised Premises to Landlord, in the same condition as when Tenant first occupied the Demised Premises, ordinary wear and tear excepted.

                 12.2 Holding Over. If Tenant shall hold over after the expiration of the Lease Term, without written agreement providing otherwise, Tenant shall be deemed to be a tenant from month to month, at a monthly rental, payable in advance, equal to 150% of the Monthly Rental for the last month of the Lease Term, and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Demised Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Demised Premises and deliver possession to Landlord as herein provided.

                              XIII.  MISCELLANEOUS

                 13.1 Guarantor. Tenant's obligations under this Lease are guaranteed by ACR Group, Inc. under the terms of a separate Guaranty as of even date herewith.

                 13.2 No Implied Waiver. No failure by Landlord to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any

Default by Tenant, shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such Default by Tenant.

                 13.3 Survival of Provisions. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which require observance or performance by Landlord or Tenant subsequent to termination.

                 13.4 Covenants Independent. This Lease shall be construed as if the covenants herein between Landlord and Tenant are independent, and not dependent, and Tenant shall not be entitled to any offset against Landlord if Landlord fails to perform its obligations under this Lease.

                 13.5 Covenants as Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

                 13.6 Tenant's Remedies. Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity to cure any such default.
In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any mortgage or deed of trust covering the Demised Premises or any portion thereof of whose address Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any default on Landlord's behalf. In no event will Landlord be responsible for any damages incurred by Tenant, including, but not limited to, loss of profits or interruption of business as a result of any default by Landlord hereunder.

                 13.7      Binding Effect.  Without limiting the provisions of
Section 7.17, this Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto.

                 13.8 Short Form Lease. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a short form lease for recording, containing the names of the parties, a description of the Demised Premises and the Lease Term.

                 13.9 Notices and Demands. All notices, demands or billings under this Lease shall be in writing, and shall be deemed properly given and received when actually given and received or 3 business days after mailing, if sent by registered or certified United States mail, postage prepaid, addressed to the party to receive the notice at the address set forth for such party in the first paragraph of this Lease or at such other address as either party may notify the other of in writing.

                 13.10 Time of the Essence. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

                 13.11 Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

                 13.12 Severability. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision.

                 13.13 Governing Law. This Lease shall be interpreted and enforced according to the laws of the State of Colorado.

                 13.14 Entire Agreement. This Lease and any exhibits referred to herein, constitute the final and complete expression of the parties' agreements with respect to the Demised Premises and Tenant's occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein.

                 13.15 No Oral Amendment or Modifications. No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party to be bound.

                 13.16 Real Estate Brokers. Each party hereto represents and warrants to the other that it has not incurred any liability for the payment of any fee or commission to any broker or other agent in connection with the negotiation and execution of this Lease and each party agrees to indemnify and hold the other party harmless from any damages which may be incurred by the other party as a result of a breach by the indemnifying party of the foregoing warranty.

                 13.17 Relationship of Landlord and Tenant. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

                 13.18 Limitation on Personal Liability of Landlord. Notwithstanding anything to the contrary contained in this Lease, it is understood and agreed that there shall be no personal liability on the part of the Landlord or any of its beneficiaries, successors or assigns, with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of Landlord in the Demised Premises in the event of any default or liability of Landlord under this Lease, such exculpation of liability to be absolute and without any exception whatsoever.

                 13.19 Authority of Tenant. Each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

                 IN WITNESS WHEREOF the parties hereto have caused this Lease to be executed the day and year first above written.

TENANT:                                    LANDLORD:

CONTRACTORS HEATING & SUPPLY,              GAMBRAY, INC., a Colorado corporation
INC., a Texas corporation




By:                                        By:
     -----------------------------            ----------------------------------
Title:                                        President
        --------------------------


STATE OF COLORADO                 )
                                  ) ss.
CITY AND COUNTY OF DENVER         )

                 The foregoing instrument was acknowledged before me this ___ day of _____________, 1997, by __________________________________, as
_______________________________ of Contractors Heating & Supply, Inc., a Texas corporation.

                 Witness my hand and official seal.

                 My commission expires:
                                       ----------------------------------------


                                           ------------------------------------
                                           Notary Public


STATE OF COLORADO                 )
                                  ) ss.
CITY AND COUNTY OF DENVER         )

                 The foregoing instrument was acknowledged before me this ___ day of _____________, 1997, by _________________________________, as President
of Gambray, Inc., a Colorado corporation.

                 Witness my hand and official seal.

                 My commission expires:
                                       ----------------------------------------


                                           ------------------------------------
                                           Notary Public

                                   EXHIBIT A


Demised Premises - Address (each of the following being a "Location"):

              70 Santa Fe Drive, Denver, Colorado  80223
              3501 Princeton N.E., Albuquerque, New Mexico  87107
              3120 N. El Paso, Colorado Springs, Colorado  80907
              3130 N. El Paso, Colorado Springs, Colorado  80907

Lease Term:

              Commencement Date:  September 1, 1997
              Expiration Date:    August 31, 2000

Basic Rent:

              $23,000.00 per month allocated for purposes of Articles VIII and IX as follows:


              Location                                      Rent
              --------                                      ----
              Denver                                        $10,000
              Albuquerque                                   $ 5,000
              3120 N. El Paso                               $ 4,200
              3130 N. El Paso                               $ 3,800

Renewal Rights:

              Provided that Tenant is not in default under the Lease, Tenant shall have the option to renew this Lease as of the end of the Lease Term for one (1) additional three (3) year term ("Renewal Term") by giving written notice to Landlord no later than 180 days prior to the expiration of the Lease Term. Following this notice, references to "Lease Term" shall include the Renewal Term. Rent during the Renewal Term shall be increased on the first day of the Renewal Term to $25,070 per month and the rent allocations for the Locations shall be adjusted accordingly.

Option to Purchase:

              Provided that Tenant is not in default under the Lease, Tenant shall have the option to purchase the Demised Premises at any time during the Lease Term (but not the Renewal Term) by giving written notice to Landlord. The purchase price shall be $3,000,000 payable by wire transfer to an account designated by Landlord. At the closing, Tenant shall pay the purchase price in cash and Landlord shall convey the Demised Premises to Tenant by special warranty deed, free and clear of all liens and encumbrances (except taxes and assessments not yet due and payable) and subject to all easements, covenants, restrictions and other matters of record. Tenant shall be responsible for all closing costs, including any premiums for title insurance and recording fees. This purchase option shall terminate on the earlier of (1) Tenant's default under the Lease, or (b) the expiration of the Lease Term.





                               Exhibit A - Page 1

Place for Payments:

              700 Broadway, Suite 800
              Denver, Colorado  80203


Permitted Uses by Tenant:

              Office and warehouse use in connection with Tenant's heating and air conditioning supply business.





                               Exhibit A - Page 2

                                   EXHIBIT D

                                     [NOTE]

                                PROMISSORY NOTE


$1,200,000.00                                                   Denver, Colorado
                                                            September ____, 1997
                                                                 effective as of
                                                               September 1, 1997


         FOR VALUE RECEIVED, Contractors Heating & Supply, Inc., a Texas corporation (herein called "Maker"), promises to pay to the order of Gambray, Inc. (formerly known as Contractors Heating and Supply Company), a Colorado corporation (together with any subsequent holder of this note, "Payee"), at 700 Broadway, Suite 800, Denver, Colorado 80203, or at such place as the holder of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the Stated Rate; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

         "Stated Rate" means, on any day, a rate per annum equal to the Prime Rate for that day plus one-half percent (0.5%), provided, that if on any day the Stated Rate shall exceed the Ceiling Rate for that day, then the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid balance of this note equals the total amount of interest which would have accrued if there were no Ceiling Rate. However, neither the maturity of this note nor Maker's privilege (if any) to prepay it shall be affected by this paragraph.

         "Prime Rate" means, on any day, the prime rate for that day as announced from time to time by NationsBank of Texas, N.A. Without notice to Maker or any other person or entity, the Prime Rate shall automatically fluctuate upward or downward as and in the amount by which said prime rate fluctuates, with each change to be effective as of the date of each change in said prime rate.

         "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by applicable Colorado law permits the higher interest rate, stated as a rate per annum.

         Interest shall be computed for the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be.





                                                                  INITIALLED FOR
                                                           IDENTIFICATION:  ____

         If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall refund to the payor or, at the holder's option, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

         The principal of this note, together with accrued and unpaid interest on the unpaid balance of this note, shall be due and payable in three (3) equal annual principal installments of Four Hundred Thousand Dollars ($400,000.00) each, together with all accrued and unpaid interest on each installment date. The first installment shall be due and payable on August 31, 1998, and a like installment shall be due and payable on the same day of each succeeding year thereafter until this note shall have been fully paid and satisfied; provided, that on August 31, 2000, the final maturity of this note, all principal and accrued interest then unpaid shall be due and payable. All payments shall be applied first to costs of collection, then to accrued interest, with the balance to principal.

         Maker may at any time pay the full amount or any part of this note without payment of any premium or fee. All prepayments shall be applied first to costs of collection, then to accrued interest, with the balance to principal. Maker shall prepay this Note in full upon (a) the sale of all or substantially all of its assets, other than to ACR Group, Inc., a Texas corporation ("Parent") or a wholly-owned subsidiary of Parent, or (b) a sale of all of the capital stock of Maker or any other transaction pursuant to which Parent ceases to be the sole shareholder of Maker.

         Maker shall be in default under this note ("Default") upon: (a) Maker's failure to pay any principal or accrued interest owing on this note when due (such default not having been cured after ten (10) days written notice thereof);

         (b) the occurrence of any default under that certain Lease Agreement of even date herewith made between Maker and Payee ("Lease") which is not cured within any cure period specified in the Lease; or

         (c) the occurrence of any default under the Security Agreement (defined below) which is not cured within any cure period specified in the Security Agreement.

         Upon a Default, the whole principal sum of this note plus accrued interest and all obligations of Maker to Payee, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable without further notice or demand, and Payee shall have and may exercise any or all of the rights and remedies provided herein and under applicable laws. Following a Default by Maker, overdue





                                                                  INITIALLED FOR
                                                           IDENTIFICATION:  ____
principal, accrued and unpaid interest and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a rate equal to five (5) percentage points above the Stated Rate, until paid, and shall be payable monthly or, at the option of the Payee hereof, on demand.

         All notices which are permitted or required under this note shall be in writing and shall be deemed delivered, sent and received when delivered personally, or if sent by mail, five (5) business days after being mailed by registered or certified mail, postage prepaid, or, if by reputable overnight courier, one (1) business day after deposit therewith, addressed as follows, or to such other person or address as may be designated by written notice to the other party.

                 If to Payee:            Gambray, Inc.
                                         700 Broadway, Suite 800
                                         Denver, Colorado  80203
                                         Attn:  Daryl G. Brady


                 If to Maker:            Contractors Heating & Supply, Inc.
                                         3200 Wilcrest, Suite 440
                                         Houston, Texas  77042
                                         Attn:  President

         If any provision of this note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this note shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provision be in any way affected or impaired in any other jurisdiction.

         This note is secured by that certain Security Agreement (the "Security Agreement") of even date herewith made between Maker and Payee. This note is the note referenced in the Security Agreement. Reference is hereby made to the Security Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Security Agreement.

         This note is subject to the terms of that certain Subordination Agreement and Assignment in favor of NationsBank of Texas, N.A., relating to the indebtedness evidenced by this note, to which reference is hereby made.

         If Payee retains an attorney in connection with any Default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any Payee in connection with this note or any such papers and does not prevail, then Maker agrees to pay to Payee, in addition to principal and interest, all reasonable costs and expenses incurred by Payee in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.





                                                                  INITIALLED FOR
                                                           IDENTIFICATION:  ____

         Maker and any and all co-makers, endorsers, guarantors an sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         This note shall be governed by and construed in accordance with the laws of the State of Colorado from time to time in effect.


                                        MAKER:


                                        CONTRACTORS HEATING & SUPPLY, INC.,
                                        a Texas corporation



                                        By:
                                           ------------------------------------
                                              Alex Trevino, Jr.
                                              President

                                   EXHIBIT E

                              [SECURITY AGREEMENT]

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement") is made September ____, 1997, effective as of September 1, 1997, by and between Contractors Heating & Supply, Inc., a Texas corporation (the "Debtor"), and Gambray, Inc. (formerly known as Contractors Heating and Supply Company), a Colorado corporation (the "Secured Party"). Debtor and Secured Party agree as follows:

         Section 1. Indebtedness. The security interest granted pursuant to Section 2 hereof secures the prompt and unconditional payment of the indebtedness evidenced by that certain promissory note executed by Debtor payable to Secured Party dated of even date herewith in the original principal amount of $1,200,000.00 together with all renewals, extensions, rearrangements or substitutions thereof, if any, whether evidenced by any note or other instrument or agreement, modifications, and replacements thereof (in whole or in part) (the "Note"). The indebtedness evidenced by the Note shall be referred to herein as the "Secured Indebtedness".

         Section 2. Grant of Security Interest; Collateral. In order to secure the prompt and unconditional payment of the Secured Indebtedness and the performance of the obligations, covenants, agreements and undertakings herein described, Debtor hereby grants to Secured Party a security interest in and mortgages, assigns, transfers, delivers, pledges, sets over and confirms to Secured Party all of Debtor's remedies, powers, privileges, rights, titles and interests (including all power of Debtor, if any, to pass greater title than it has itself) of every kind and character now owned or hereafter acquired, created or arising in and to the following:

         The machinery and equipment described on Exhibit A attached hereto, along with all accessions, appurtenances and additions to and substitutes for any of the foregoing and all products and proceeds of any of the foregoing, together with all renewals and replacements of any of the foregoing

         All of the properties and interest described above are herein collectively called the "Collateral". The inclusion of proceeds does not authorize Debtor to sell, dispose of or otherwise use the Collateral in any manner not authorized herein.

         Section 3.       Payment of Secured Indebtedness.

         3.1 Direct Obligations. Debtor shall pay to Secured Party any sum or sums due or which may become due to Secured Party and which is secured hereby.

         3.2 Expenses. Debtor shall pay to Secured Party on demand all expenses and expenditures, including reasonable attorneys' fees and other legal expenses incurred or paid by any Lender or Secured Party in exercising or protecting the interests, rights and remedies of Secured Party under this Agreement.

         Section 4. Events of Default. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions ("Event of Default"):

         (a) any part of the Secured Indebtedness is not paid when due, whether by lapse of time or acceleration or otherwise, unless Secured Party declares the default fully cured to Secured Party's satisfaction within ten (10) calendar days after such due date.

         (b) The Debtor or any obligor under this Note fails to perform, observe or comply with, or defaults under, any of the material terms, covenants, conditions or provisions contained in the Note or this Agreement, as the same may be amended, supplemented, restated or replaced from time to time.

         (c) any Obligor: (i) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (ii) makes an assignment for the benefit of creditors; (iii) applies for or consents to the appointment of any receiver or trustee for any such party or for any substantial portion of its property; or (iv) makes an assignment to an agent authorized to liquidate any substantial part of its assets.

         (d) in respect of any Obligor: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such party, and such action shall not have been dismissed within sixty (60) days after its filing; or (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such party or for any substantial portion of its property.

         (e) a default under the Lease of even date herewith between Secured Party and Debtor which is not cured within any cure period specified therein.

         Section 5.       Secured Party's Rights and Remedies in Event of
                          Default.

         (a) Upon the occurrence of an Event of Default, and at any time thereafter, Secured Party may declare the Secured Indebtedness immediately due and payable and shall have the rights and remedies of a secured party under the Colorado Commercial Code, as amended, and under other applicable laws of each state having jurisdiction over the Collateral or any part thereof, including without limitation thereto, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral or books and records evidencing same, or may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at the address designated in this Agreement at least ten (10) days before the time of the sale of disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's reasonable attorneys' fees and legal expenses, plus interest thereon at the maximum non-usurious rate permitted by applicable law with respect to Debtor. Debtor shall remain liable for any deficiency.

         Any amounts held, realized or received by Secured Party from any sale or other disposition of the Collateral or any part thereof, and all amounts received by Secured Party pursuant to collection of accounts shall be applied by Secured Party in the following order to:

                 (1) All costs, expenses and liabilities of Secured Party (including attorneys' fees and expenses) incurred in connection with the exercise of Secured Party's rights under this Agreement or protecting its interest in the Collateral; and then

                 (2)      the payment of all Secured Indebtedness.

         (b) Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

         (c) The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party.

         (d) NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT DEBTOR OR SECURED PARTY FROM RESORTING TO JUDICIAL PROCESS AT EITHER PARTY'S OPTION.

         (e) Debtor agrees that, in performing any act under this Agreement, time shall be of the essence and that Secured Party's acceptance of a partial or delinquent payment or payments, or the failure of Secured Party to exercise any right or remedy shall not be a waiver of any obligation of Debtor hereunder or any right of Secured Party or constitute a waiver of any other similar default subsequent occurring.

         Section 6.       Representations and Warranties.

         6.1 Capacity. The execution, delivery and performance of this Agreement are within Debtor's powers, have been duly authorized by all necessary and appropriate action, and are not in contravention of any law or the terms of Debtor's Articles of Organization or any amendment thereto, or of any indenture, agreement, undertaking or other document to which Debtor is a party or by which Debtor or any of Debtor's property is bound or affected.

         6.2 Title to Collateral. Debtor is the owner of the Collateral, free of all security interests, mortgages, liens and other encumbrances except for the security interest granted to Secured Party under this Agreement, and Debtor has the unconditional authority to grant the security interest to Secured Party pursuant to this Agreement. Debtor shall maintain the

Collateral free and clear of all liens, security interests and encumbrances and shall pay all taxes when due.

         6.3 Validity of the Agreement. This Agreement constitutes the legal, valid and binding obligation of Debtor enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditors' rights generally.

         Section 7.       Additional Agreements.

         7.1 Further Actions by Debtor. Debtor shall, on request by Secured Party, execute, acknowledge, deliver and record or file such further instruments and to do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement, including specifically filing of UCC-1 financing statements and any renewals, extensions, rearrangements or substitutions thereof or of the Note.

         7.2 Location of Collateral. Debtor shall not remove the Collateral from its present location without the prior written approval of Secured Party.

         7.3 Insurance. Debtor shall maintain insurance on the Collateral in responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which Debtor operates. Upon the request of Secured Party, Debtor shall furnish Secured Party a schedule setting forth in reasonable detail the insurance coverage maintained by Debtor on the Collateral. All such insurance policies shall contain endorsements showing Secured Party as a loss payee, as its interests may appear.

         7.4 Other Security Interests/Subordination. The Debtor will not, without the prior written consent of the Secured Party: (a) grant any security interest or any other interest in any of the Collateral, or (b) subordinate or permit the subordination of the security interest granted to the Secured Party herein to the interest of any other person or entity in or to any of the Collateral. Any attempt to do any of the foregoing without the prior written consent of the Secured Party shall be void and ineffective as against the Secured Party and shall constitute a default under the terms of this Agreement.

         7.5     Other Understandings.  Debtor shall:

         (a) at the Debtor's sole cost and expense, appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with the Collateral or the Secured Indebtedness, and pay all costs and expenses of the Secured Party, including attorneys' fees in a reasonable sum, in any such action or proceeding in which the Secured Party may appear;

         (b) do all acts that may be necessary to maintain, preserve and protect the Collateral;

         (c) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

         (d) pay promptly when due all taxes, assessments, charges, encumbrances, and liens now or hereafter imposed upon or affecting any Collateral;

         (e) give Secured Party prompt notice of any change in either the name or the place of business of the Debtor;

         (f) keep separate, accurate, and complete records of the Collateral and provide the Secured Party with such records and such other reports and information relating to the Collateral as the Secured Party may reasonably request from time to time; and

         (g) deliver promptly to the Secured Party copies of all material notices or communications received by the Debtor concerning the Collateral.

         7.6 Maintenance of Collateral. Debtor shall maintain the Collateral in good condition and repair and shall not sell or dispose of any of the Collateral unless such Collateral is replaced by comparable equipment owned by Debtor which is subject to a first priority security interest in favor of Secured Party.

         7.7 Secured Party May Perform. If Debtor fails to perform any agreement contained herein, Secured Party may perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by the Debtor to Secured Party on demand. Secured Party shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability relating to the Collateral or by reason of this Agreement and Debtor shall perform and discharge all of its obligations, duties and liabilities with respect to any Collateral. Debtor hereby agrees to indemnify Secured Party against and hold it harmless from any and all liability, loss or damage which it may or might incur by reason of this Agreement, and against and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements with respect to any Collateral (except any liability arising as the result of the Secured Party's willful misconduct). Should Secured Party incur any such liability, loss or damage relating to the Collateral or by reason of this Agreement, or in the defense against any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, together with interest at the default rate set forth in the Note shall be included in the Secured Indebtedness secured hereby, and Debtor shall reimburse Secured Party therefor immediately upon demand, and upon the failure of Debtor to do so, Secured Party may deem the Debtor in default of this Agreement and exercise all remedies granted hereby.

         7.8 Successors and Assigns. Subject to Section 7.6 and the terms of the Note, this Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors, representatives, receivers, trustees and assigns of those parties.

         7.9 Section Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

         7.10 Defined Terms. Terms used in this Agreement which are defined in the Colorado Commercial Code, as amended, are used with the meanings as therein defined.

         7.11 Applicable Law; Place of Payment. The law governing this Agreement shall be that of the State of Colorado in force at the date of this Agreement, and all payments and obligations shall be made and performed in the City and County of Denver, Colorado, unless otherwise agreed.

         7.12 Waiver. Debtor hereby expressly waives any right to require Secured Party to proceed against any person or to exhaust any security or to pursue any remedy in Secured Party's power.

         7.13 Cumulative Rights. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law or the terms and conditions of the Secured Indebtedness, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's security interest in the Collateral.

         7.14 Waiver. Any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party.

         7.15 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall be in full force and effect.

         7.16 Notices. All notices under this Agreement shall be given as provided in the Note.

         DATED September ____, 1997.

DEBTOR:                           CONTRACTORS HEATING & SUPPLY, INC.,
------                            a Texas corporation


                                  By:
                                     ---------------------------------------
                                      Alex Trevino, Jr., President


SECURED PARTY:                    GAMBRAY, INC. (formerly known as
-------------                     Contractors Heating and Supply Company),
                                  a Colorado corporation


                                  By:
                                     ---------------------------------------
                                      Daryl G. Brady, President

                                   EXHIBIT A


         The machinery and equipment listed on Exhibit A-1 along with all accessions, appurtenances and additions to or substitutes for any of the foregoing and all products and proceeds of any of the foregoing (including insurance proceeds), together with all renewals and replacements of any of the foregoing.





                               Exhibit A - Page 1

MANUFACTURING EQUIPMENT - 3130 N EL PASO, COLORADO SPRINGS, CO

               DESCRIPTION                                   MODEL       SERIAL NUMBER
---------------------------------------------------------    -----       -------------
AMERICAN 10,000# DE COILER                                    1000          1942
IOWA PRECISION ECONO SHEAR 60"x16 GA CAP  ESLR 6016                         S69016
IOWA PRECISION HYDRAULIC LIFT TABLE 60" WIDE 10,000#                        179008
IOWA PRECISION SHEET STACKER 60" WIDE  lt10ms10                             LT9008
REMCO 10 HP AIR COMPRESSOR
NOR 10' AUTO PIPE LINE ROUND & OVAL 3"-14" DIA 26 GA          NOR151009
STEEL 10' ROLLING TABLE 48" WIDE
SEGNODE AUTO BENDER                                           MST           1238109
PIPE NESTING TROUGH 10' LONG
W5 SMITH 5HP COMPRESSOR 3 PHASE
DOUBLE END DUCT AIR NOTCHER 96" CAP
FOREST VALLEY DOUBLE HEAD PANEL DUCT MACHINE WITH TOOLING
STEEL ROLLING TABLE 8' LONG 48" WIDE
STEEL STATIONARY TABLE 48" WIDE
ROTO DIE HYDRAULIC 10' BRAKE WITH DIES                                      80284
STEEL STRAPPING TOOLS WITH STAND
ARROW 30" HAND BRAKE
TENNSMITH 36" HAND ROLL                                                     17548
IOWA PRECISION AUTO 6", 7", 8" ELBOW FORMER W/TOOLING                       79412
IOWA PRECISION AUTO BLANKING LINE W/TOOLING                                 99402
CHICAGO 912 RIVETER W/TOOLING                                 912SS716
GERRARD AUTO BENDER
48" x 48" STEEL ROLLING WORK TABLE
MAPLEWOOD DOUBLE HEAD BEADING MACHINE                                       3045CA
IOWA PRECISION COLATCH COLLAR MACHINE W/TOOLING
NOR GANG PUNCH 30" CAP
NOR POWER ROLLER 30' W/CRIMP                                  NORTCR017
LOCKFORMER 24" BANDSAW                                        24S
SMA ROUND TO OVAL FORMING MACHINE W/TOOLING
MAY RING & CIRCLE SHEAR POWERED 48" CAP                                     1034
CHICAGO 912 RIVETER W/TOOLING                                 912S
CHICAGO 912 RIVETER W/TOOLING                                 912S
8' WORK BENCH W/SHELVES
ELECTRIC HAND SHEAR - PORTABLE
PORTABLE AIR HAMMER W/TOOLS
ELBOW JIGAR 4" THRU 20" DIAMETER 4 PC
NOR DOUBLE HEAD BEADING MACHINE                               NORH010
NOR SINGLE HEAD BEADING MACHINE                               NOR513H003
CHICAGO 912 REVETER W/TOOLING                                               9125
8' WORK BENCH W/SHELVES
LOCKFORMER 24" BAND SAW                                       24S
BANTOM 48" AIR BRACK W/DIES                                   4120GF0
CHICAGO 912 REVETER W/TOOLING                                 912S
CHICAGO 912 REVETER W/TOOLING                                 912S
IOWA PRECISION COLATCH COLLAR MACHINE W/TOOLING
NOR 30" POWERED GANG PUNCH                                    NOR PCP002
NOR 30" POWERED ROLL W/CRIMP                                  NOR TCR013
LOCKFORMER START COLLAR MACHINE                                             00694
TENNSMITH 48" BOX AND PAN BREAK
SPOTWELDER
LOCKFORMER SLOCK & DRIVE COMB                                 8900          13722
NATIONAL 48" AIR SHEER W/GAUGE
LOCKFORMER SINGLE STAGE SLITTER
GARY 48" GANG SLITTER W/SLITTER
CURTIS 7.5 HP COMPRESSOR 220V 3 PHASE
WIRE STORAGE BASKETS WITH WHEELS QTY OF 11
5150A HYSTER FORKLIFT  15000# CAP                             5150A
GALBOLETH STEEL DUMPSTERS & SCRAP CONTAINERS



P1

MANUFACTURING EQUIPMENT - 3130 N EL PASO, COLORADO SPRINGS, CO

               DESCRIPTION                          MODEL       SERIAL NUMBER
------------------------------------------          -----       -------------
GALBOLETH STEEL DUMPSTERS & SCRAP CONTAINERS
RICOH FT3213 COPIER WITH STAND
SHARP UX105 FAX W/STAND
EPSON EQUITY PC
NEC PINWRITER PC1200 PRINTER
OFFICE DESK
OFFICE DESK
FILE CABINET
FILE CABINET
WOOD PC COMPUTER CABINET
OFFICE DESK CHAIR
OFFICE DESK CHAIR
IBM COMPUTER TERMINAL W/PRINTER
DYNAMIC AUTO BANDER                                  BM70          13412585
HYSTER 530A FORKLIFT  300# CAP                                    A10D5989L
DELTA DRILL PRESS                                   17900             W9704
LOCKFORMER PITTSBURGH MACHINE                                        S28463
BANTON 48" AIR BRAKE                              4120GFO             B9662
CHICAGO 912 RIVETER W/TOOLING                        912S         912SS1720
LOCKFORMER 24" BANDSAW                                24S              5180
IOWA PRECISIN COLATCH COLLAR MACHINE W/TOOLING

PATTERNS

                                PATTERNS ON HAND
                               CHS MANUFACTURING
                      3130 N EL PASO, COLORADO SPRINGS, CO

S420E           A540E6          S666E4          866Y            107TR
S520E           A640E6          S644E4          876Y            108TR
S620E           A642E6          S662E4          877Y            109TR
2552E           A644E6          S668E4          886Y            126TR
S524E           A742E6          S664E4          888Y            127TR
S622E           A744E6          S742E4          976Y            128TR
S624E           A764E6          S862E4          977Y            129TR
S540E           T420E           A760E4PG        986Y            1210TR
S640E           T520E           A862E4PG        987Y            148TR
S642E           T884E           S760EPG         1077Y           1410TR
S644E           T522E           S862EPG         1086Y           1412TR
S742E           T524E           S540EPG         1088Y           1610TR
S744E           T620E           S640EPG         1096Y           1612TR
S844E           T622E           S660EPG         1097Y           1812TR
S660E           T540E           S762EPG         101010Y         1614TR
S662E           T542E           S864EPG         1288Y           1814TR
S664E           T640E           A640E4PG        1297Y           1816TR
S668E           T644E           A660E4PG        12106Y          1098Y
S762E           T744E           A762E4PG        12107Y          1099Y
S764E           T660E           A864E4PG        12108Y          7DVWS
S864E           T662E           T540E4PG        121010Y         8DVWS
S884E           T664E           T640E4PG        121212Y         988Y
S888E           5764E           T660E4PG        14127Y
S101010E        T864E           T864E4PG        141210Y
S141414E        A305S           401X            161414Y
S121212E        A306S           501X            141010Y
A420E           A305E           601X            333T
A520E           A306E           601E            444T
A522E           S305E           701X            555T
A524E           T305E           801X            666T
A620E           A307S           A560CB          777T
A622E           T306E           A660CB          888T
A624E           S305S           S560CB          999T
A540E           S306S           S660CB          101010T
A542E           S307S           433EZ           121212T
A640E           T305S           443EZ           141414T
A642E           T306S           533EZ           161616T
A644E           S306E           543EZ           181818T
A742E           A744E6T         544EZ           43TR
A744E           A640E6T         553EZ           53TR
A844E           A644E6T         643EZ           54TR
A660E           A640E6T         644EZ           63TR
A662E           A668E6T         653EZ           64TR
A762E           S522E4          654EZ           65TR
A764E           S624E4          663EZ           74TR
A884E           S640E4          763EZ           75TR
A660E6          S660E4          764EZ           76TR
T660E6          S744E4          864EZ           84TR
A664E6          S762E4          874EZ           85TR
A862E6          S884E4          644Y            86TR
A864E6          S764E4          666Y            87TR
A662E6          S888E4          755Y            95TR
A662E6          S844E4          655Y            96TR
A762E6          S864E4          744Y            97TR
A732E4          S540E4          765Y            98TR
T864E6          S642E4          766Y            106TR

                                   EXHIBIT F

                              [GUARANTY AGREEMENT]

                               GUARANTY AGREEMENT


         THIS GUARANTY (this "Guaranty") is executed and delivered September ____, 1997, effective as of September 1, 1997, by ACR GROUP, INC., a Texas corporation (Guarantor"), in favor of GAMBRAY, INC. (formerly CONTRACTORS HEATING AND SUPPLY COMPANY) a Colorado corporation ("CHS").

                                    RECITALS

         A. Guarantor is the sole shareholder of Contractors Heating & Supply, Inc., a Texas corporation ("Purchaser") formed for the sole purpose of purchasing substantially all of the assets and assuming substantially all of the liabilities of CHS under the terms of an Asset Purchase Agreement dated as of September 8, 1997 (the "Purchase Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

         B. As an inducement to CHS entering into the Purchase Agreement, Guarantor has agreed to guarantee the payment and performance by Purchaser of Purchaser's obligations under the Note, Lease and the leases listed on Exhibit A hereto (the "Assigned Leases").

                                   AGREEMENT

         NOW THEREFORE, in consideration of CHS entering into the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Guarantor hereby agrees as follows:

         1. Guarantor hereby agrees to and does guarantee the full, prompt and punctual payment of any and all amounts due to CHS and the performance of all other obligations of Purchaser to CHS under the Note, Lease and Assigned Leases (the "Guaranteed Obligations") as and when the same become due, whether at maturity, by acceleration or otherwise. Guarantor agrees that this is a guaranty of payment and not of collection. This Guaranty is irrevocable and absolute and if for any reason any amount due CHS under the Note or Lease shall not be paid when due or Purchaser fails to pay or perform any of the other Guaranteed Obligations, Guarantor shall pay or perform promptly such Guaranteed Obligations without further notice or demand to Purchaser or Guarantor.

         2. The obligations of Guarantor hereunder are independent of the obligations of Purchaser and any other guarantor or other person who may become liable with respect to the Guaranteed Obligations. Guarantor is jointly and severally liable with Purchaser and any other guarantor for the full and timely payment and performance of all of the Guaranteed Obligations. Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor, whether or not any action is brought against Purchaser, any other guarantor, or any other person for any Guaranteed Obligations and whether or not Purchaser, any other guarantor, or any other person is joined in any action against Guarantor. Guarantor further agrees that CHS shall have no obligation to proceed against any security for the Obligations prior to enforcing this Guaranty against Guarantor, and that CHS may pursue or omit to pursue any and all rights and remedies CHS has against any person or with respect to any security in any order or simultaneously or in any other manner.

         3. Failure by Guarantor to pay or perform any of the Guaranteed Obligations when due shall constitute a default under this Guaranty. Upon a default by Guarantor under this Guaranty, CHS shall have all remedies available at law or in equity. In the event CHS commences any action to enforce its rights under this Guaranty following a default by Guarantor, CHS shall be entitled to recover from Guarantor all of CHS's costs and expenses in connection therewith, including reasonable attorneys' fees and other costs.

         4. Guarantor's agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by extension of time for payment of or any other alteration of the Guaranteed Obligations, by waiver of any right against Purchaser, by settlement or compromise of any or all of the Guaranteed Obligations, or by occurrence of any other event or circumstances which might otherwise constitute a defense available to, or discharge of, Guarantor.

         5. Any sums of money CHS receives from or for the account of Purchaser (other than regular installment payments or regular rent payments under the Lease when Purchaser is not in default under any of the Guaranteed Obligations) may be applied by CHS to reduce any of the Guaranteed Obligations or any other liability of Purchaser to CHS, as Purchaser in Purchaser's discretion deems appropriate.

         6. This Guaranty shall be governed by the laws of the State of Colorado (without regard to any conflict- of-law provisions thereof).

         7. This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by Guarantor and CHS. Any consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose of which given. No course of dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

         8. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties hereto.

         9. Guarantor agrees that if any amounts paid to CHS by Purchaser or any other party liable for payment and satisfaction of the Guaranteed Obligations (other than Guarantor) are recovered from CHS in any bankruptcy proceeding, Guarantor shall reimburse CHS immediately on demand for all amounts so recovered from CHS, together with interest thereon at the default rate under the Note from the date such amounts are so recovered until repaid in full to CHS, and for this purpose this Guaranty shall survive payment of the Note or satisfaction of all obligations under the Lease or Assigned Leases. Without limiting the foregoing, Guarantor shall pay all costs and expenses incurred by CHS in connection with any bankruptcy proceeding of Purchaser or any other party liable for payment and satisfaction of the Guaranteed Obligations, including attorneys' fees and expenses.

         10. This Guaranty, together with any papers now or in the future governing, evidencing, securing or otherwise relating to payment of all or any part of the Guaranteed Obligations, or any amendments, restatements, renewals, extensions, rearrangements, increases, expansions, or replacements of them, embodies the entire agreement and understanding between Guarantor and CHS with respect to its agreements, consents and understandings relating to such subject matter. Guarantor acknowledges and agrees that there are no oral agreements between Guarantor and CHS which have not been incorporated in this Guaranty.

         11. This Guaranty shall inure to the benefit of CHS and its successors and assigns.

                                        ACR GROUP, INC.



                                        By:
                                           -----------------------------
                                            Alex Trevino, Jr.
                                            President

                                   EXHIBIT A

         1. Lease dated December, 1995 by and between Contractors Heating and Supply Company, as Tenant, and Rudd Limited Liability Company, as Owner.

         2. GMC Truck Lease dated October 11, 1996 with Transwest Trucks, Inc. assigned to Valley National Financial Services Company.





                               Exhibit A - Page 1

                                   EXHIBIT G

                    [SUBORDINATION AGREEMENT AND ASSIGNMENT]

                     Subordination Agreement and Assignment

         THIS AGREEMENT made this ____ day of __________, 1997, from ACR Group, Inc. and Contractors Heating and Supply, Inc., a Texas corporation (hereinafter called "Debtor") and Gambray, Inc., formerly known as Contractors Heating and Supply, Inc., a Colorado corporation (hereinafter called "Creditor"), in favor of NationsBank of Texas, N.A. (hereinafter called the "Bank");

         WHEREAS, Debtor is indebted to the Bank and/or it is contemplated that Debtor may from time to time in the future become indebted to the Bank for other and additional sums; and where the term "Indebtedness of Debtor to the Bank" is used herein, it shall mean all debts and liabilities of Debtor to the Bank, whether such debts or liabilities may now exist or are hereafter incurred or arise, and whether the obligation or liability of Debtor thereon be direct, contingent, primary, secondary, joint, several, joint and several, or otherwise, and irrespective of the manner in which, or the person or persons in whose favor such debts or liabilities may at their inception have been, or may hereafter be created, or the manner in which they may have been or may hereafter be acquired by the Bank; and

         WHEREAS, Debtor is likewise indebted to Creditor in the amount of $1,200,000.00 as of this date consisting of: a promissory note as of even date herewith (the "Note") and whereas it is contemplated that Debtor may from time to time become indebted in other or additional amounts to Creditor and all such debts and liabilities of Debtor to Creditor other than lease liabilities shall be affected by this Agreement, whether such debts or liabilities now exist or are hereafter incurred or arise, and whether the obligation of Debtor thereon be direct, contingent, primary, secondary, joint, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may at their inception have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Creditor;

         NOW, THEREFORE, to induce the Bank to extend financial accommodation and credit to Debtor and in consideration of loans which may be simultaneously or hereafter made by the Bank to Debtor, Debtor and Creditor hereby agree as follows:

         1. Subordination. Subject to the terms of the Addendum, until all indebtedness of Debtor to the Bank now existing or hereafter incurred, whether or not represented by negotiable instruments or other writings,and whether or not originally contracted with the Bank, has been fully paid and satisfied with interest, liquidated damages, penalties and attorneys' fees (to the extent Debtor is liable to Bank therefor), Creditor shall not demand or receive from Debtor any part of the indebtedness now owing by Debtor to Creditor, or that may hereinafter be due and payable to Creditor by Debtor, or any security therefor, and Debtor shall not make payment thereof or give security therefor to Creditor except in conformity with this Agreement; provided, however, that until the Bank gives written notice to Creditor to the contrary, Creditor may receive from Debtor and retain (i) current interest as it accrues and becomes payable on the principal of the debt due to Creditor, and (ii) regularly scheduled payments of principal. Creditor waives all notice of the acceptance of this Agreement by the Bank, or of the creation, renewal, extension or accrual of any obligations of Debtor to the Bank, or of reliance of the Bank upon this Agreement.

         2. Assignment. If at any time while this Agreement is in effect, any bankruptcy proceedings are filed by or against Debtor or, or a receiver is appointed for Debtor or any of its property, or an assignment for creditors is made by Debtor, or Debtor is involved in any insolvency proceedings of any nature, the Bank shall have the right to file a claim on behalf of Creditor in all such proceedings, and to collect and receive all payments that may be declared or become payable on such claim of Creditor in any such proceedings, and the Bank is hereby irrevocably appointed attorney for Creditor with full power to act in the name of Creditor for such purpose in all such proceedings.

         3. Creditor's Receipts. If prior to the satisfaction of all indebtedness of Debtor to the Bank, Creditor receives any payment or security not permitted by this Agreement for or on account of the claims and demands of Creditor against Debtor, Creditor shall forthwith deliver such payment or security to the Bank, in precisely the form received, except for Creditor's endorsement when necessary, for application on account of such indebtedness of Debtor to the Bank. In such manner as the Bank may elect, and until so delivered such payment or security shall be held in trust by Creditor as the property of the Bank. In the event of the failure of Creditor to endorse any instrument for the payment of money so received by Creditor, the Bank is irrevocably appointed attorney for Creditor with full power to make such endorsement and with full power of substitution.

         4. Modifications. The Bank may, in its discretion at any time and from time to time, without further consent of or notice to Creditor, and with or without valuable consideration, release any person primarily or secondarily liable upon the indebtedness of Debtor to the Bank or may permit substitutions or withdrawals of any security or collateral at any time securing the payment of said indebtedness, or release any such security or collateral, or renew or extend or accept partial payments upon said indebtedness, or alter, in such manner as the Bank shall deem proper, the terms of any instrument evidencing or securing said indebtedness, or any part thereof, without in any manner impairing its rights hereunder. It shall not be necessary for the Bank, in order to enforce its rights hereunder, to institute suit or exhaust its remedies against any person obligated to pay said indebtedness. In the event that Creditor is an individual, all rights and privileges accorded the Bank in this Section may be exercised after as well as before the death of Creditor.

         5. Representations and Covenants. Creditor and Debtor represent that there is no defense, offset, or counterclaim to the amount now due to Creditor from Debtor, and that such amount is not represented by any notes or other negotiable instruments, or if represented by notes or other negotiable instruments, that they will be endorsed with proper notice of this Agreement. At no time hereinafter will any part of any amount due to Creditor from Debtor be represented by any notes or other negotiable instruments or other writings, except to the extent now so represented, or except such notes, other negotiable instruments, or other writings as the Bank shall request Debtor to execute for the purpose of evidencing such indebtedness or any part thereof. Creditor shall not, without the prior written consent of the Bank, transfer or dispose of any claims or demands of Creditor against Debtor. Notwithstanding any such disposition, if made without the consent of the Bank, any claim so transferred or disposed of shall continue to be subject to the terms of this Agreement in all respects.

         6. Books. Debtor will render to the Bank upon demand and from time to time a statement of the account of Creditor with Debtor, and will give the Bank access from time to time to the books of Debtor in order that the Bank may make a full examination of the state of accounts due to Creditor by Debtor.

         7. Default. In the event of a breach by either Creditor or Debtor of any of the terms of this Agreement uncured after ten days notice, all indebtedness of Debtor to the Bank shall, at the option of the Bank to be exercised in its discretion, without demand upon either Creditor or Debtor, become immediately due and payable.

         8. Waiver. No waiver shall be deemed to have been made by the Bank of any of its rights hereunder unless such waiver is in writing, signed by the Bank, and then only with respect to the specific instance involved, and shall in no way impair or offset the rights of the Bank, or the obligations of Debtor and Creditor, in any other respect or at any other time. The rights of the Bank hereunder are cumulative of all other rights of the Bank under any other agreement or by law.

         9. Successors. The terms "Debtor" and "Creditor" as used in this Agreement shall include the individuals, associations, partnerships, or corporations named herein, and any successor individuals, associations, partnerships, or corporations to which all or substantially all of the business or assets of Debtor or Creditor shall be transferred; and in the case of a partnership any new partnership which shall be created by reason of the admission of any new partner or partners, or the dissolution of the existing partnership by the death, resignation, or other withdrawal of a partner, and in the case of a corporation, any other corporation into or with which Debtor or Creditor shall be merged, consolidated, reorganized or absorbed.

         10. Other Documents. Debtor and Creditor each agree to execute such further instruments, documents and agreements as may be, in the opinion of the Bank, from time to time, reasonably necessary or appropriate to fully carry out the intent and purpose of this Agreement.

         11. Benefit. This Agreement shall be binding upon each of Debtor and Creditor, and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of the Bank, and its successors and assigns.

         12. Situs. This Agreement has been executed and delivered in the State of Texas, shall be performable in Dallas, Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF Creditor and Debtor have executed this Agreement as of the date referenced above.

                                            CREDITOR:

                                            ------------------------------------

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

Debtor:                                     Debtor:

ACR GROUP, INC.                             Contractors, Heating & Supply, Inc.

                                            ------------------------------------

By:                                         By:
   ------------------------------------        ---------------------------------

Title: Alex Trevino, Jr.,  President        Title: Alex Trevino, Jr., President
      ---------------------------------           ------------------------------

               ADDENDUM TO SUBORDINATION AGREEMENT AND ASSIGNMENT

        This ADDENDUM TO SUBORDINATION AGREEMENT AND ASSIGNMENT (this "Addendum") dated as of September ___, 1997 is executed by and among ACR Group, Inc. ("Debtor"), Contractors Heating & Supply, Inc. ("Creditor") and NationsBank of Texas, N.A. ("Bank").

        WHEREAS, Debtor, Creditor and Bank have executed that certain Subordination Agreement and Assignment of even date herewith (as amended, modified, or supplemented from time to time, the "Subordination Agreement"), pursuant to which Creditor has agreed to subordinate certain indebtedness of Debtor to Creditor pursuant to the terms and conditions set forth therein;

        WHEREAS, Debtor, Creditor and Bank desire for the provisions of this Addendum to be a part of the Subordination Agreement for all purposes;

        NOW THEREFORE, the parties hereto agree as follows:

        1. Notwithstanding anything contained in the Subordination Agreement to the contrary, Creditor may, following a default under the Note or the Security Agreement between Debtor and Creditors relating thereto and, after thirty (30) days prior written notice to Bank, (i) exercise its rights and remedies in respect of all collateral securing the indebtedness owing by Debtor to Creditor described on Exhibit A attached hereto, including retention of the collateral or the payments or proceeds therefrom, and (ii) exercise its rights against Debtor under any lease of real or personal property between Debtor, as lessee, and Creditor, as lessor.

        2. Except for the provisions regarding notice in paragraph 1 of this Addendum, the Subordination Agreement shall not be applicable to the Net Lease between Debtor and Creditor as of even date herewith.

        3. The assignment under paragraph 2 of the Subordination Agreement shall be effective only until the indebtedness of Debtor to the Bank is fully paid and satisfied and shall not affect Creditor's rights under paragraph 1 of this Addendum or entitle the Bank to collect or receive any payments or proceeds from Creditor's exercise of its rights or remedies in the collateral described on Exhibit A attached hereto.

        4. The provisions of this Addendum are hereby incorporated by reference and made a part of the Subordination Agreement.

        THIS ADDENDUM, THE SUBORDINATION AGREEMENT AND ANY OTHER WRITTEN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                [Balance of this page intentionally left blank.]

         EXECUTED as of the date referenced above.

DEBTOR:                                    DEBTOR:

ACR GROUP, INC.                            Contractors Heating & Supply, Inc.


By:                                        By:
   ----------------------------------         ----------------------------------
   Name:  Alex Trevino, Jr.                   Name:  Alex Trevino, Jr.
   Title:  President                          Title:  President


                                           CREDITOR


                                           -------------------------------------

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


AGREED AND ACCEPTED:

BANK:


NATIONSBANK OF TEXAS, N.A.



By:
   ----------------------------------------
   Name:
   Title:

                                   EXHIBIT H

                         [ALLOCATION OF PURCHASE PRICE]

                                   EXHIBIT H

                           PURCHASE PRICE ALLOCATION

Leasehold Improvements (Glenwood)                                         $    20,000
Machinery, Equipment, Vehicles, Office
   Equipment and Computer Equipment                                           645,465
Other Tangible Assets                                                     Net Book Value
Intangible Assets                                                         Balance of Price


 See attached Acquisition Balance Sheet for Net Book Value of Tangible Assets.

                      CONTRACTORS HEATING & SUPPLY, INC.
                          ACQUISITION BALANCE SHEET


                                                                                                                       Post-
                                                 8/25/97       GAAP        Seller         Final      Acquisition      closing
                 ASSETS                         per books     adjust.      retained       8/25/97       entries        8/26/97
                 ------                         ---------    --------     ---------     ---------    -----------     ---------
Cash and investments                            1,448,462                   783,911       664,551                      664,551

A/R - trade                                     1,826,907                               1,826,907                    1,826,907
Less allowance for uncoll. A/R                    (65,000)                                (65,000)                     (65,000)

Other receivables                                  10,213                                  10,213                       10,213

Inventory                                       2,238,543     (58,000)                  2,180,543                    2,180,543

Prepaid expenses                                    4,436                                   4,436                        4,436

Officer life insurance                            173,685                   173,685             0                            0
                                                ---------     -------     ---------     ---------      ---------     ---------
      Total current assets                      5,637,246     (58,000)      957,596     4,621,650              0     4,621,650
                                                ---------     -------     ---------     ---------      ---------     ---------

Land                                              217,636                   217,636             0                            0
Buildings                                       2,761,844                 2,717,913        43,931        (23,931)       20,000
Accumulated depreciation                         (850,223)                 (825,817)      (24,406)        24,406             -
Machinery and equipment                           770,149                                 770,149       (352,984)      417,165
Accumulated depreciation                         (630,667)                               (630,667)       630,667             0
Office equipment/furniture                         75,906                                  75,906        (55,906)       20,000
Accumulated depreciation                          (67,779)                                (67,779)        67,779             0
Autos and trucks                                  335,882                                 335,882       (155,082)      180,800
Accumulated depreciation                         (218,028)                               (218,028)       218,028             0
Computer equipment                                 99,034                                  99,034        (71,534)       27,500
Accumulated depreciation                          (92,665)                                (92,665)        92,665             0
Fixed assets - other                              171,774                                 171,774       (171,774)            0
                                                ---------     -------     ---------     ---------      ---------     ---------
      Total fixed assets                        2,572,863           0     2,109,732       463,131        202,334       665,465
                                                ---------     -------     ---------     ---------      ---------     ---------

Goodwill                                          100,000                   100,000             0      2,426,693     2,426,693
                                                ---------     -------     ---------     ---------      ---------     ---------
      TOTAL ASSETS                              8,310,109     (58,000)    3,167,328     5,084,781      2,629,027     7,713,808
                                                =========     =======     =========     =========      =========     =========

                     CONTRACTORS HEATING & SUPPLY, INC.
                          ACQUISITION BALANCE SHEET


                                                                                                                   Post-
                                                   8/25/97       GAAP      Seller        Final     Acquisition    closing
LIABILITIES AND S/H EQUITY                        per books     adjust.   retained      8/25/97      entries      8/26/97
--------------------------                        ---------     -------  ----------   ---------    -----------   ---------
Accounts payable - trade                          1,446,646                           1,446,646                  1,446,646
Accrued expense - trade                                  95                                  95                         95
Accrued bonuses                                      86,779                              86,779                     86,779
Accrued commissions                                               7,111                   7,111                      7,111
Accrued vacation                                                 14,443                  14,443                     14,443
Accrued customer trips                              140,541                             140,541                    140,541
Accrued insurance                                     3,202                               3,202                      3,202
Accrued customer rebate                               3,806                               3,806                      3,806
Deposit - ACRG purchase                             125,000                 125,000           0                          0
Deposit - Armstrong litigation                       73,219                  73,219           0                          0
Accrued personal property taxes                       6,459                               6,459                      6,459
Accrued real estate taxes                            18,699                              18,699                     18,699
Accrued sales taxes                                  41,983                              41,983                     41,983
Accrued payroll taxes                                 1,106                               1,106                      1,106
Accrued workers compensation                         16,623                              16,623                     16,623
Current maturities - Gambray note                         0                                   0        400,000     400,000
St. James Capital - broker fee                            0                                   0                          0
                                                  ---------      ------   ---------   ---------      ---------   ---------
      Total current liabilities                   1,964,158      21,554     198,219   1,787,493        400,000   2,187,493
                                                  ---------      ------   ---------   ---------      ---------   ---------

Long-term debt                                    1,157,102               1,157,102           0                          0
Note - Gambray                                                                                0        800,000     800,000
Note - NationsBank                                                                            0      4,501,315   4,501,315
ACRG acquisition costs                                                                        0        100,000     100,000
ACRG purchase deposit                                                                         0        125,000     125,000
                                                  ---------      ------   ---------   ---------      ---------   ---------
      Total liabilities                           3,121,260      21,554   1,355,321   1,787,493      5,926,315   7,713,808
                                                  ---------      ------   ---------   ---------      ---------   ---------

Shareholders' equity
      Common stock                                  793,845                             793,845       (793,845)          0
      Retained earnings                           4,395,004     (79,554)  1,812,007   2,503,443     (2,503,443)          0
      Ret earnings - goodwill                                                                 0                          0

                                                  ---------      ------   ---------   ---------      ---------   ---------
      Total shareholders' equity                  5,188,849     (79,554)  1,812,007   3,297,288     (3,297,288)          0
                                                  ---------      ------   ---------   ---------      ---------   ---------

TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                        8,310,109     (58,000)  3,167,328   5,084,781      2,629,027   7,713,808
                                                  =========     =======   =========   =========      =========   =========

                                   EXHIBIT I

                             [EMPLOYMENT AGREEMENT]

                    EMPLOYMENT AND NONCOMPETITION AGREEMENT




         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement") is entered into by and between Contractors Heating & Supply, Inc., a Texas corporation having its principal place of business at 70 Santa Fe Drive, Denver, Colorado 80223 (the "Company"), and Brad Brady ("Employee"), who resides at 7113 S. Owens St., Littleton, Colorado 80127. Employee acknowledges and agrees that the Company has required that Employee enter into this Agreement and agree to the terms and provisions hereof, including in particular Articles III and IV hereof, as a condition to the Company's employment of Employee.


                                   ARTICLE I

         Employee agrees to be employed by the Company, and the Company agrees to employ Employee, as President of the Company for the purpose of performance by and on behalf of the Company of such services commensurate with that position as may be requested from time to time by the board of directors of the Company. At all times while employed by the Company, Employee shall perform his employment duties, and on a full-time basis, serve and promote the business interests of the Company, in good faith, with fidelity and loyalty, with his full, best and dedicated efforts, in compliance with all material rules, policies, practices, directives and procedures of the Company which are communicated to Employee and are consistent with those applicable to other executives of the Consolidated Group (as defined below).


                                   ARTICLE II

         The initial term of this Agreement shall begin on the date hereof and terminate on February 28, 2002, provided that a party seeking to terminate this Agreement shall have given the other party not less than sixty (60) days' notice of such termination. Absent such notice of termination, at the end of the initial term of this Agreement, this Agreement shall be automatically renewed for additional one-year terms each successive year until such year as one party gives notice of termination to the other party not less than sixty
(60) days prior to expiration of that one-year term.

         During Employee's employment hereunder, the Company shall pay to Employee the compensation and benefits set forth on Exhibit A, attached hereto and incorporated herein for all purposes. Except as expressly set forth herein, Employee is not entitled to severance compensation benefits upon the termination of his employment with the Company (whether voluntary or involuntary).

         The employment, compensation and benefit arrangements hereunder shall be terminated upon the occurrence of the first to occur of any of the following events:

                 (1)      The expiration of the term of this Agreement; or

                 (2) Employee's death, or such physical or mental disability or incapacity of Employee which, in the reasonable opinion of the Company, causes Employee to be unable to effectively perform his duties hereunder for a continuous period of one hundred eighty
         (180) days, in either of which events all unaccrued compensation and benefits payable pursuant to the terms hereof shall cease; or

                 (3) Written notice of dismissal with Cause (as hereinafter defined) by the Company, given to Employee at any time and effective as stated in such notice, in which event all unaccrued compensation and benefits payable pursuant to the terms hereof shall cease upon such dismissal; or

                 (4) Upon mutual agreement of the parties hereto in writing.


         Termination for "Cause" is defined as termination for any of the following reasons:

                 (a) If Employee has performed any of his duties under this Agreement in a grossly negligent manner, breached any material provision of this Agreement and such breach is not cured within thirty
         (30) days after written notice from the Company specifying the breach, or violated any statutory or common law duty of loyalty to the Company;

                 (b) If Employee has engaged in malfeasance, theft from the Company, embezzlement or is convicted of a felony;

                 (c) If Employee has engaged in dishonesty, fraud or willful disloyalty with respect to the assets or business of the Company or matters affecting the employment relationship;

                 (d) If the Company shall fail to attain at least seventy percent (70%) of the aggregate Forecast Income (as defined in Exhibit
         A) for any period of two consecutive fiscal years during the term of this Agreement and such failure is not due to the lack of adequate debt or equity financing necessary to achieve the Forecast Income.

         On any voluntary termination of this Agreement by Employee, or pursuant to the preceding paragraphs 2, 3 and 4 hereinabove, other than as of the end of the Company's fiscal year, Employee shall not be entitled to any bonus for such partial fiscal year. In addition, the Company is excused from performing its compensation obligations to Employee for so long as, and to the extent that, Employee is receiving disability benefits under a disability insurance policy maintained by the Company. Upon a voluntary termination of this Agreement by Employee or a termination of Employee's employment for Cause by the Company, all future compensation to which Employee would otherwise be entitled and all future benefits for which Employee would otherwise be eligible shall cease and terminate as of the date of termination (except as may otherwise be required by law).

         In the event that the employment of Employee hereunder is terminated by the Company other than for Cause, Employee shall be entitled to receive payments of Base Salary (as provided in Exhibit A hereto) only, payable on a periodic basis consistent with the payroll practices of the Company through the remainder of the term of this Agreement (it being understood and agreed that such termination of employment shall also constitute notice of termination to Employee, as hereinabove provided, to be effective at the end of the term of employment then in effect). The Company shall be entitled to reduce the amount of compensation to be paid to Employee pursuant to the provisions of the preceding sentence by an amount equal to the Base Salary paid to Employee pursuant to any subsequent employment which may be entered into by Employee. Employee's rights pursuant to the provisions of the second preceding sentence shall be Employee's sole and exclusive rights against the Company or its affiliates, and the Company's and its affiliates' sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any termination of Employee's employment hereunder other than for Cause.


                                  ARTICLE III

         Employee recognizes and agrees that the business of the Company and its business interests require a confidential relationship between it and its employees and the fullest practical protection and confidential treatment of its trade secrets, trade practices, prospects, transactions, customers and other knowledge of the business or financial affairs of the Company that will be or have been conceived, developed or learned by Employee during Employee's course of employment with the Company. Accordingly, Employee agrees that during Employee's term of employment with the Company and during the applicable period of the noncompetition provision described in Article IV hereof, Employee will:

                 (1) Keep secret and confidential all such information, trade secrets, trade practices, prospects, transactions, customer lists, and business practices of the Company (written or unwritten), and Employee shall not divulge, disclose or reveal for any reason or in any manner to any person who is not an officer, director or employee of either the Company, ACR Group, Inc., or any other direct or indirect subsidiary of ACR Group, Inc. (collectively the "Consolidated Group") any of the foregoing information, including the following: (a) information identifying or tending to identify any of the customers, suppliers or employees of the Company or any member of the Consolidated Group; (b) information concerning the intellectual property of the Company or any other member of the Consolidated Group, including all patents, trademarks, trade names, service marks and copyrighted materials; and all ideas, designs, methods, concepts, advertising and promotional materials, and computer programs, software and source codes, whether or not protected under any law; and (c) information pertaining to the plans, products, services, processes, prospects, procedures, techniques, and financial statements, forecasts and projections of the Company or any other member of the Consolidated Group; but excluding information that (i) has been disclosed by the Company or any other member of the Consolidated Group to the public or as may have been required by law, or by a court of competent jurisdiction, or to respond to a valid inquiry by a governmental authority, or (ii) has been received by Employee from a third party without breaching an obligation owed to the Company, or (iii) has been disclosed to a third party by the Company without similar restriction; and

                 (2) Not use or aid others in using, directly or indirectly, the same in competition with the Company, unless required by a valid order of a court or other governmental authority of competent jurisdiction; and

                 (3) Other than on behalf of the Company's interests, Employee shall not (a) offer, induce, solicit, influence, or attempt to influence any employee of the Company or any other member of the Consolidated Group to terminate his or her employment for the purpose of working for a competitor of the Company or any other member of the Consolidated Group; (b) influence or attempt to influence any agent, customer or supplier who has a business relationship with the Company or any other member of the Consolidated Group to cease or adversely alter that business relationship; or (c) contact, solicit or do business with any person who is, or has been at any time during the two years preceding the effective date of Employee's termination of employment with the Company, a customer of the Company or any other member of the Consolidated Group, for the purpose of diverting, soliciting or accepting any business in competition with the Company or any other member of the Consolidated Group.

         In addition, after ceasing for any reason to be employed by the Company, Employee shall not retain or remove, without the Company's advance written consent, any list, data, book, record, manual, drawing, document, schedule, source code, specification, computer tape, program, diskette or software, or other written or recorded information pertaining to the business and financial affairs of the Company or any other member of the Consolidated Group, except for items that are strictly personal (such as tax forms, payroll slips, and Employee's copy of this Agreement).

         Employee further agrees that all inventions, ideas, plans, prospects or processes or other results of the efforts of Employee's employment by the Company which are conceived, invented or developed, in whole or in part, by or with the assistance of Employee during Employee's employment with the Company, shall be the sole and exclusive property of the Company, and Employee shall, upon request from the Company at any time, execute such confirmatory assignments of the same or similar documents in favor of the Company.


                                   ARTICLE IV

         In consideration of the compensation payable to Employee hereunder, during the term of this Agreement and for a period of one (1) year after termination of this Agreement by either Employee or the Company, the Employee will not, within a one hundred (100) mile radius of either Denver, Colorado or Albuquerque, New Mexico, directly or indirectly, engage in any business, or become affiliated as an agent, advisor, partner, officer, director, employee, proprietor, consultant, stockholder or independent contractor of any business that competes with any business in which the Company has engaged at any time during Employee's employment hereunder or engages in at the time of Employee's employment with the Company. The provisions of the preceding sentence shall not be applicable if Employee's employment hereunder is terminated by the
Company without Cause.   This restriction applies to any passive investment in
securities of any corporation or other business organization, unless the Employee's equity ownership is less than 1%. Employee further agrees that during his term of employment hereunder, he will devote full business time and best efforts to the business and affairs of the Company.

         Employee makes the preceding covenants in consideration for, and as a necessary condition of, his employment by the Company. Employee's obligations to the Company under this section are independent of any obligation of the Company or any other member of the Consolidated Group to Employee (including any obligation under this Agreement or any other agreement between Employee and the Company or any obligation that otherwise derives arises from any aspect of the employment relationship) and are not subject to any set-off, defense, deduction or counterclaim based on any claim that Employee may have against the Company or any other member of the Consolidated Group. The restrictive covenants of Employee set forth in this section will survive the termination of this Agreement for the periods specified above and are assignable by the Company to any assignee or successor in interest to its business.

         Employee expressly acknowledges that the Company conducts business throughout the areas within a one hundred (100) mile radius of both Denver, Colorado and Albuquerque, New Mexico, and he stipulates that the time and area restrictions of the foregoing obligations do not unduly oppress the Employee's future employment opportunities. In addition, Employee acknowledges that the restrictions set forth in Articles III and IV are reasonable limitations necessary to protect the legitimate business interests of the Company and the Consolidated Group in guarding the trade secrets, preserving the goodwill of its customers and business, preventing solicitation of its existing customers, obtaining the benefit of unique employee training and education, and preventing unauthorized use of its proprietary or confidential business lists, records and information.

         The duration of every obligation set forth above will be extended by any period of time during which Employee is in breach of the obligation. To the extent that the duration, geographical area, or scope of activity of any of the preceding restrictions would cause them to be unenforceable in a particular jurisdiction, the restrictions automatically will be reformed for purposes of enforcement in that jurisdiction to a duration, geographical area, or scope of activity that is valid and enforceable in that jurisdiction. Reformation of a restriction to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the restriction as stated in any other jurisdiction in which it is enforceable as stated. Also, the invalidity of a restriction in a particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid.


                                   ARTICLE V

         If Employee becomes indebted to the Company for any reason during the term of his employment, the Company may (but is not obligated to) setoff and collect any amount due the Company from Employee out of any compensation or expense reimbursement that it owes to Employee.

         Employee stipulates that a breach by him of any of the restrictive covenants set forth in Articles III and IV of this Agreement will diminish the value of the Company and the Consolidated Group and will cause irreparable and continuing injury to the Company and the Consolidated Group for which an adequate legal remedy will not exist. Accordingly, Employee stipulates that if he breaches any restrictive covenant set forth in Article III or IV of this Agreement, the Company will not be obligated to pay to Employee any remaining compensation specified in this Agreement and, without limiting or excluding any other available remedy, the Company and every other member of the Consolidated Group which is affected by the breach will be entitled to the following remedies: (a) the entry by a court having jurisdiction of an order granting specific performance or temporary injunctive relief, upon the posting of a bond of $1,500 and the filing with the court of an appropriate pleading and affidavit specifying each obligation breached by Employee and adequate proof (as determined by the court) that Employee has breached the covenant, but without proof of actual monetary damage; (b) if a court having jurisdiction determines for any reason that the Company or other member of the Consolidated Group is not entitled to an injunction or specific performance, the recovery from Employee of all consequential damages attributable to his breach of the restrictive covenant and all profit, remuneration, or other consideration that Employee gains from breaching the restrictive covenant; and (c) reimbursement from Employee of all costs incurred by the Company and every other member of the Consolidated Group in enforcing the restrictive covenant or otherwise defending or prosecuting any legal proceeding arising out of the restrictive covenant, if the Company or other member of the Consolidated Group is the prevailing party. The Company may exercise any of the foregoing remedies concurrently, independently, or successively.

         In the event any provisions hereof shall be modified or held ineffective by any Court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof, and the provisions hereof shall be enforced to the maximum extent allowed by law. This Agreement shall be governed by the laws of the State of Colorado and shall be enforceable in the City and County of Denver, Colorado. The Company may assign this Agreement (including the restrictive covenants set forth in Articles III and IV) to anyone who succeeds to the Company's business pursuant to a merger of purchase of all or substantially all of the Company's assets. The members of the Consolidated Group are third-party beneficiaries of Employee's obligations under Articles III and IV, and those obligations are enforceable by them to the same extent as if they were parties to this Agreement.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. The parties hereto have read the terms and conditions of this Agreement before signing the same, and hereby agree that no statement, agreement or understanding, whether oral or written, not contained herein will be recognized or enforced. This Agreement may not be amended except by a written agreement executed by the Company and Employee which makes specific reference to this Agreement.

         Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given only if and when (i) personally delivered, or (ii) sent by certified mail, addressed in each case as follows:


    If to the Company:                    Contractors Heating & Supply, Inc.
    -----------------                     c/o ACR Group, Inc.
                                          3200 Wilcrest, Suite 440
                                          Houston, Texas 77042
                                          Attention: Alex Trevino, Jr.


    If to the Employee:                   Brad Brady
    ------------------                    7113 S. Owens St.
                                          Littleton, Colorado  80127


         The Employee may change the address for notice set forth above by giving notice in writing, stating the new address, to the Company. The Company may change the address for notice set forth above by giving similar notice to the Employee.

         In the event that either party commences any legal action to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover all of its costs and expenses in connection therewith, including reasonable attorneys' fees.

         EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE HAS BEEN GIVEN SUFFICIENT OPPORTUNITY TO CONSULT A LAWYER OF HIS OWN CHOOSING AND TO ASK QUESTIONS AND RECEIVE SATISFACTORY ANSWERS REGARDING THIS AGREEMENT, THAT HE UNDERSTANDS HIS RIGHTS AND OBLIGATIONS UNDER IT, AND THAT HE HAS SIGNED IT OF HIS OWN FREE WILL AND VOLITION.

         IN WITNESS WHEREOF, the undersigned have set their hands effective as of the ______________ day of September, 1997.



                                            CONTRACTORS HEATING & SUPPLY,
                                            INC. ("Company")



                                            By:
                                               -------------------------------
                                               Alex Trevino, Jr., President




                                            ----------------------------------
                                            Brad Brady ("Employee")

                                   EXHIBIT A

1. As used in this Exhibit A, the following terms shall have the following meanings:

         "Net Income" shall mean net income of the Company for a fiscal year determined in accordance with generally accepted accounting principles, plus (i) amortization of intangible costs, (ii) amounts
                     ----
         charged by ACR Group, Inc. (parent of the Company) ("ACRG") to the Company for interest and management fees, and (iii) state and federal income taxes. In addition, in determining Net Income, all accounts receivable that are unpaid more than one hundred and twenty (120) days after the invoice date will be reserved as uncollectible, unless, pursuant to a written agreement or court order, the debtor on such account receivable is paying the Company a stated amount on a regular basis and such debtor is in compliance with the terms of such agreement or order.

         "Forecast Income" shall mean the Net Income of the Company forecast for a fiscal year as approved by the Company's Board of Directors.

         "Excess Income" shall mean the excess of Net Income over Forecast Income for a full fiscal year.

2. The Company shall pay to Employee a salary ("Base Salary") of at least $100,000.00 per annum payable in accordance with the Company's regular payroll practices. The Board of Directors of the Company may increase, but not decrease, Base Salary from time to time.

3. The Company shall pay to Employee for each fiscal year during the term of this Agreement a bonus ("Bonus") equal to twenty percent (20%) of Excess Income. Bonus payments shall be paid to Employee on or before the later of (i) ninety (90) days after the end of the applicable fiscal year of the Company, or (ii) fifteen (15) days after completion of each annual independent audit of ACR Group, Inc.

4. The Company shall provide to Employee a vehicle for use in connection with the business of the Company. The Company shall provide all insurance coverage and repairs and maintenance for such vehicle and shall reimburse Employee for all operating costs of the vehicle. Employee acknowledges that the Company may report all or a portion of the cost of the use of, insurance for and operating costs of, the vehicle as taxable income to Employee in accordance with applicable regulations of the Internal Revenue Service.

5. The Company shall pay the cost of Employee's membership dues in a country club designated by Employee.





                                  (continued)

6. The Company shall reimburse Employee for all authorized expenses incurred or paid by Employee in connection with the performance of Employee's services under this Agreement upon presentation of expense statements or vouchers and such other supporting information as the Company may from time to time require or request.

7. Employee shall be included in the group of employees of ACRG and its subsidiaries which is recommended by ACRG management to the Stock Option Committee to receive options to purchase ACRG common stock pursuant to the 1996 Stock Option Plan of ACR Group, Inc.

8. The Company shall provide to Employee all other benefits which are generally available to other employees of the Company, which may include medical and dental insurance, disability insurance, life insurance, and 401(k) contributions. In the event that the Company, at some future time, has no group medical insurance coverage, the Company will reimburse Employee for the cost of insurance coverage for Employee comparable to the insurance coverage now maintained by the Company.

                                   EXHIBIT J

                             [CONSULTING AGREEMENT]

                              CONSULTING AGREEMENT



         THIS CONSULTING AGREEMENT (this "Agreement") is entered into effective as of the ____ day of September, 1997, by and among ACR GROUP, INC., a Texas corporation ("ACRG"), CONTRACTORS HEATING & SUPPLY, INC., a Texas corporation and wholly-owned subsidiary of ACRG (the "Company"), and DARYL G. BRADY ("Brady").


                              W I T N E S S E T H:

         WHEREAS, ACRG, the Company and Contractors Heating and Supply Company are parties to that certain Asset Purchase Agreement dated effective as of September 8, 1997 (the "Purchase Agreement");

         WHEREAS, ACRG, the Company and Brady each desire, subject to the terms, conditions, and provisions hereof, that the Company retain Brady as a consultant and independent contractor, in connection with the operation of the Company's business.

         NOW, THEREFORE, in consideration of the premises and in consideration of the Sale and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ACRG, the Company and Brady do hereby covenant and agree as follows:


                                   SECTION I

                             ENGAGEMENT PROVISIONS

         The Company hereby engages and retains Brady as a consultant and independent contractor to the Company for a period of one (1) year from the date of this Agreement. In such capacity, Brady shall make available to the Company his services on a consulting basis, in Denver and Colorado Springs, Colorado, (i) on a full-time basis (up to 40 hours per week unless otherwise agreed by the Company and Brady), at the request of the Company, during the ninety (90) day period from the date of this Agreement; and (ii) on a part-time basis (up to 20 hours per week unless otherwise agreed by the Company and Brady) as requested by the Company, for the period thereafter to the one (1) year anniversary date of this Agreement. Brady hereby accepts and agrees to such engagement, subject to the general supervision and pursuant to the orders, advice and direction of proper officers of the Company.

                                   SECTION II

                                  BEST EFFORTS

         Brady covenants and agrees that he will faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express terms hereof.


                                  SECTION III

                                  COMPENSATION

         A. For Brady's services hereunder, the Company shall pay Brady $8,333.33 per month (prorated for partial months) payable on the effective date of this Agreement and on the first day of each month thereafter during the term of this Agreement.

         B. Additionally, the Company shall reimburse Brady for all reasonably necessary expenses, if any, incurred by Brady while performing services pursuant to the terms and provisions hereof. Major expenses such as travel must be authorized in advance by the Company. Payments shall be made within ten (10) days of receipt by the Company of vouchers and receipts to support the expenses.


                                   SECTION IV

                                CONFIDENTIALITY

         Brady recognizes and agrees that the business of the Company and its business interests require a confidential relationship between it and its consultants and the fullest practical protection and confidential treatment of its trade secrets, proprietary trade practices, and other proprietary information regarding the business or financial affairs of the Company. Accordingly, Brady agrees that during the term of this Agreement and at all times thereafter he will:

                 (1) Keep secret and confidential all such confidential information, trade secrets, proprietary trade practices, customer lists and proprietary business practices of the Company (written or unwritten), and Brady shall not divulge, disclose or reveal for any reason or in any manner to any person who is not an officer, director or employee of either the Company, ACRG, or any other direct or indirect subsidiary of ACRG (collectively the "Consolidated Group") any of the foregoing information, including, without limitation, the following: (a) confidential information identifying or tending to identify any of the customers, suppliers or employees of the Company or any member of the Consolidated Group; (b) confidential information concerning the intellectual property of the Company or any other member of the Consolidated Group, including all patents, trademarks, trade names, service marks and copyrighted materials; and all ideas, designs, methods, concepts, advertising and promotional materials, and computer programs, software and source codes, whether or not protected under any law; and (c) confidential and proprietary information pertaining to the plans, products, services, processes, prospects, procedures, techniques, and financial statements, forecasts and projections of the Company or any other member of the Consolidated Group; but excluding information (i) that has been disclosed by the Company or any other member of the Consolidated Group to the public or as may have been required by law or by a court of competent jurisdiction or in connection with a legal proceeding, or to respond to a valid inquiry by a governmental authority, (ii) that has been received by Brady from a third party without breaching an obligation owed to the Company or
         (iii) that is known in the trade or industry or that has been disclosed to a third party by the Company without similar restriction; and

                 (2) Not use or aid others in using, directly or indirectly, the same in competition with the Company in violation of
         Section V hereof, unless required by a valid order of a court or other governmental authority of competent jurisdiction; and

                 (3) Other than on behalf of the Company's interests, Brady shall not (a) offer, induce, solicit, influence, or attempt to influence any employee of the Company or any other member of the Consolidated Group to terminate his or her employment for the purpose of working for a competitor of the Company or any other member of the Consolidated Group; (b) influence or attempt to influence any agent, customer or supplier who has a business relationship with the Company or any other member of the Consolidated Group to cease or adversely alter that business relationship; or (c) contact, solicit or do business with any person who is, or has been at any time during the two years preceding the termination of this Agreement, a customer of the Company or any other member of the Consolidated Group, for the purpose of diverting, soliciting or accepting any business in competition with the Company or any other member of the Consolidated Group.

         In addition, upon termination of this Agreement for any reason, Brady shall not retain or remove, without the Company's advance written consent, any list, data, book, record, manual, drawing, document, schedule, source code, specification, computer tape, program, diskette or software, or other written or recorded information pertaining to the business and financial affairs of the Company or any other member of the Consolidated Group, except for items retained by him on behalf of Contractors Heating and Supply Company, a Colorado corporation, or in connection with the Purchase Agreement and items that are strictly personal (such as tax forms or compensation records, and Brady's copy of this Agreement). Notwithstanding any contrary provision in this Agreement, Brady shall be permitted access to such books and records of the Company as may be necessary for him to prepare his personal income tax returns.

                                   SECTION V

                                 NONCOMPETITION

         In consideration of the compensation payable to Brady hereunder, during the term of this Agreement and for a period of three (3) years after termination of this Agreement by either Brady or the Company, Brady will not, within a one hundred (100) mile radius of either the City Hall of Denver, Colorado, or the City Hall of Albuquerque, New Mexico, directly or indirectly, engage in the business of the wholesale distribution of HVACR products or the manufacture of sheet metal products as such activities were conducted by the Company prior to and during the term of this Agreement (the "Business"), or become affiliated as an agent, advisor, partner, officer, director, employee, proprietor, consultant, stockholder or independent contractor with any person or entity directly or indirectly engaged in the Business. The provisions of the preceding sentence shall not be applicable if Brady's services hereunder are terminated by the Company without Cause or following a default by the Company or ACR Group, Inc., a Texas corporation, under the Note, the Security Agreement or the Lease executed in connection with the Purchase Agreement (as such terms are defined therein) that is not cured within any cure period specified therein. For the purposes hereof, "Cause" shall mean: (i) performance of duties under this Agreement in a grossly negligent manner, or the breach of any material provisions of this Agreement; (ii) malfeasance, theft from the Company, embezzlement or conviction of a felony; or (iii) dishonesty or fraud with respect to the assets or business of the Company. This restriction applies to any passive investment in securities of any corporation or other business organization, unless equity ownership is less than 1%.

         Brady makes the preceding covenants in consideration for, and as a necessary condition of, his engagement by the Company. Brady's obligations to the Company under this section are independent of any obligation of the Company or any other member of the Consolidated Group to Brady (including any obligation under this Agreement or any other agreement between Brady and the Company or any obligation that otherwise arises from any aspect of the consulting relationship) and are not subject to any set-off, defense, deduction or counterclaim based on any claim that Brady may have against the Company or any other member of the Consolidated Group. The restrictive covenants of Brady set forth in this section will survive the termination of this Agreement for the periods specified above and are assignable by the Company to any assignee or successor in interest to its business.

         Brady expressly acknowledges that the Company conducts business throughout the areas within a one hundred (100) mile radius of the City Hall of Denver, Colorado, and the City Hall of Albuquerque, New Mexico, and he stipulates that the time and area restrictions of the foregoing obligations do not unduly oppress his future employment or consulting opportunities. In addition, Brady acknowledges that the restrictions set forth in Sections IV and V are reasonable limitations necessary to protect the legitimate business interests of the Company and the Consolidated Group in guarding the trade secrets, preserving the goodwill of its customers and business, preventing solicitation of its existing customers, obtaining the benefit of unique employee training and education, and preventing unauthorized use if its proprietary or confidential business lists, records and information.

         The duration of every obligation set forth above will be extended by any period of time during which Brady is in breach of the obligation. To the extent that the duration, geographical area, or scope of activity of any of the preceding restrictions would cause them to be unenforceable in a particular jurisdiction, the restrictions automatically will be reformed for purposes of enforcement in that jurisdiction to a duration, geographical area, or scope of activity that is valid and enforceable in that jurisdiction. Reformation of a restriction to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the restriction as stated in any other jurisdiction in which it is enforceable as stated. Also, the invalidity of a restriction in a particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid.


                                   SECTION VI

                              REMEDIES FOR BREACH

         Brady stipulates that a breach by him of any of the restrictive covenants set forth in Sections IV and V of this Agreement will diminish the value of the Company and the Consolidated Group and will cause irreparable and continuing injury to the Company and the Consolidated Group for which an adequate legal remedy will not exist. Accordingly, Brady stipulates that if he breaches any restrictive covenant set forth in Section IV or V of this Agreement, the Company will not be obligated to pay to Brady any remaining compensation specified in this Agreement and, without limiting or excluding any other available remedy, the Company and every other member of the Consolidated Group which is affected by the breach will be entitled to the following remedies: (a) the entry by a court having jurisdiction of an order granting specific performance or temporary injunctive relief, upon the posting of a bond of $1,500 and the filing with the court of an appropriate pleading and affidavit specifying each obligation breached by Brady and adequate proof (as determined by the court) that Brady has breached the covenants, but without proof of actual monetary damage; (b) if a court having jurisdiction determines for any reason that the Company or other member of the Consolidated Group is not entitled to an injunction or specific performance, the recovery from Brady of all consequential damages attributable to his breach of the restrictive covenant and all profit, remuneration, or other consideration that Brady gains from breaching the restrictive covenant; and (c) reimbursement from Brady of all costs incurred by the Company and every other member of the Consolidated Group in enforcing the restrictive covenant or otherwise defending or prosecuting any legal proceeding arising out of the restrictive covenant if the Company is the prevailing party. The Company may exercise any of the foregoing remedies concurrently, independently, or successively.

         In the event any provisions hereof shall be modified or held ineffective by any Court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions hereof, and the provisions hereof shall be enforced to the maximum extent allowed by law. This Agreement shall be governed by the laws of the State of Colorado and shall be enforceable in Denver, Colorado. The Company may assign this Agreement (including the restrictive covenants set forth in Sections IV and V) to anyone who succeeds to the Company's business pursuant to a merger or purchase of all or substantially all of the Company's assets. The members of the Consolidated Group are third-party beneficiaries of Brady's obligations under Sections IV and V, and those obligations are enforceable by them to the same extent as if they were parties to this Agreement.


                                  SECTION VII

                                  TERMINATION

         The consulting arrangement hereunder shall be terminated upon the occurrence of the first to occur of any of the following events: (1) the expiration of the term of this Agreement; or (2) Brady's death; or (3) upon mutual agreement of parties hereto in writing.


                                  SECTION VIII

                                 MISCELLANEOUS

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. The parties hereto have read the terms and conditions of this Agreement before signing the same, and hereby agree that no statement, agreement or understanding, whether oral or written, not contained herein will be recognized or enforced. This Agreement may not be amended except by a written agreement executed by ACRG, the Company and Brady which makes specific reference to this Agreement.

         Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given only if and when (i) personally delivered, or (ii) sent by certified mail, addressed in each case as follows:

         If to the Company:                   Contractors Heating & Supply, Inc.
         -----------------                    c/o ACR Group, Inc.
                                              3200 Wilcrest, Suite 440
                                              Houston, Texas  77042
                                              Attention:  Alex Trevino, Jr.

         If to Brady:                         Daryl G. Brady
         -----------                          700 Broadway, Suite 800
                                              Denver, Colorado  80203


         Any notice so mailed shall be deemed to be received two (2) business days after the day when so mailed, and any notice personally delivered shall be deemed to be received when receipted on behalf of the receiving party by an authorized officer of such receiving party, or actually received by the receiving party, as the case may be.

         Brady may change the address for notice set forth above by giving notice in writing, stating the new address, to the Company. The Company may change the address for notice set forth above by giving similar notice to Brady.

         This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

         In the event either party commences any legal action to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover all of its costs and expenses in connection therewith, including reasonable attorneys' fees.

         BRADY ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE HAS BEEN GIVEN SUFFICIENT OPPORTUNITY TO CONSULT A LAWYER OF HIS OWN CHOOSING AND TO ASK QUESTIONS AND RECEIVE SATISFACTORY ANSWERS REGARDING THIS AGREEMENT, THAT HE UNDERSTANDS HIS RIGHTS AND OBLIGATIONS UNDER IT, AND THAT HE HAS SIGNED IT OF HIS OWN FREE WILL AND VOLITION.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year mentioned above.


                                               ACR GROUP, INC.


                                               By:
                                                  -----------------------------
                                                  Alex Trevino, Jr., President

                                               CONTRACTORS HEATING & SUPPLY,
                                                INC., a Texas corporation


                                               By:
                                                  -----------------------------
                                                  Alex Trevino, Jr., President



                                               -----------------------------
                                               DARYL BRADY

                                  SCHEDULE 1.2

                   SHAREHOLDERS RECEIVING SUBCHAPTER S NOTES


Name of Shareholder                                       Amount of Note
-------------------                                       --------------
Daryl G. Brady                                              $600,000.00
David Gamel                                                  150,000.00
Lisa Scott                                                   150,000.00
Laura Gamel                                                  150,000.00
Leslie Gamel                                                 150,000.00





                             Schedule 1.2 - Page 1

                                  SCHEDULE 2.7

                            UNDISCLOSED LIABILITIES

         Accrued Vacations and Commissions as of August 25, 1997, as set forth on the attached Acquisition Balance Sheet.

                       CONTRACTORS HEATING & SUPPLY, INC.
                           ACQUISITION BALANCE SHEET


                                                                                                      Post-
                                  8/25/97         GAAP        Seller         Final     Acquisition   closing
         ASSETS                  per books       adjust      retained       8/25/97      entries     8/26/97
----------------------------     ---------      ---------    ---------      ---------   ---------   ---------
Cash and investments             1,448,462                   783,911        664,551                    664,551

A/R - trade                      1,826,907                                  1,826,907                1,826,907
Less allowance for uncoll. A/R     (65,000)                                   (65,000)                 (65,000)

Other receivables                   10,213                                     10,213                   10,213

Inventory                        2,238,543        (58,000)                  2,180,543                2,180,543

Prepaid expenses                     4,436                                      4,436                    4,436

Officer Life Insurance             173,685                     173,685              0                        0
                                 ---------      ---------    ---------      ---------    ---------   ---------
                                 5,637,246        (58,000)     957,596      4,621,650            0   4,621,650
                                 ---------      ---------    ---------      ---------    ---------   ---------

Land                               217,636                     217,636              0                        0
Buildings                        2,761,844                   2,761,844         43,931      (23,931)     20,000
Accumulated depreciation          (850,223)                   (825,817)       (24,406)      24,406           0
Machinery and equipment            770,149                                    770,149     (352,984)    417,165
Accumulated depreciation          (630,667)                                  (630,667)     630,667           0
Office equipment/furniture          75,906                                     75,906      (55,906)     20,000
Accumulated depreciation           (67,779)                                   (67,779)      67,779           0
Autos and trucks                   335,882                                    335,882     (155,082)    180,800
Accumulated depreciation          (218,028)                                  (218,028)     218,028           0
Computer equipment                  99,034                                     99,034      (71,534)     27,500
Accumulated depreciation           (92,665)                                   (92,665)      92,665           0
Fixed assets - other               171,774                                    171,774      171,774           0
                                 ---------      ---------    ---------      ---------    ---------   ---------
    Total fixed assets           2,572,863              0    2,109,732        463,131      203,334     665,465
                                 ---------      ---------    ---------      ---------    ---------   ---------

Goodwill                           100,000                     100,000              0    2,426,693   2,426,693
                                 ---------      ---------    ---------      ---------    ---------   ---------
                                 8,310,109        (58,000)   3,167,328      5,084,781    2,629,027   7,173,808
                                 =========      =========    =========      ==========   =========   =========

                     CONTRACTORS HEATING & SUPPLY, INC.
                          ACQUISITION BALANCE SHEET


                                                                                                                   Post-
                                                   8/25/97       GAAP      Seller        Final     Acquisition    closing
LIABILITIES AND S/H EQUITY                        per books     adjust.   retained      8/25/97      entries      8/26/97
--------------------------                        ---------     -------  ----------   ---------    -----------   ---------
Accounts payable - trade                          1,446,646                           1,446,646                  1,446,646
Accrued expense - trade                                  95                                  95                         95
Accrued bonuses                                      86,779                              86,779                     86,779
Accrued commissions                                               7,111                   7,111                      7,111
Accrued vacation                                                 14,443                  14,443                     14,443
Accrued customer trips                              140,541                             140,541                    140,541
Accrued insurance                                     3,202                               3,202                      3,202
Accrued customer rebate                               3,806                               3,806                      3,806
Deposit - ACRG purchase                             125,000                 125,000           0                          0
Deposit - Armstrong litigation                       73,219                  73,219           0                          0
Accrued personal property taxes                       6,459                               6,459                      6,459
Accrued real estate taxes                            18,699                              18,699                     18,699
Accrued sales taxes                                  41,983                              41,983                     41,983
Accrued payroll taxes                                 1,106                               1,106                      1,106
Accrued workers compensation                         16,623                              16,623                     16,623
Current maturities - Gambray note                         0                                   0        400,000     400,000
St. James Capital - broker fee                            0                                   0                          0
                                                  ---------      ------   ---------   ---------      ---------   ---------
      Total current liabilities                   1,964,158      21,554     198,219   1,787,493        400,000   2,187,493
                                                  ---------      ------   ---------   ---------      ---------   ---------

Long-term debt                                    1,157,102               1,157,102           0                          0
Note - Gambray                                                                                0        800,000     800,000
Note - NationsBank                                                                            0      4,501,315   4,501,315
ACRG acquisition costs                                                                        0        100,000     100,000
ACRG purchase deposit                                                                         0        125,000     125,000
                                                  ---------      ------   ---------   ---------      ---------   ---------
      Total liabilities                           3,121,260      21,554   1,355,321   1,787,493      5,926,315   7,713,808
                                                  ---------      ------   ---------   ---------      ---------   ---------

Shareholders' equity
      Common stock                                  793,845                             793,845       (793,845)          0
      Retained earnings                           4,395,004     (79,554)  1,812,007   2,503,443     (2,503,443)          0
      Ret earnings - goodwill                                                                 0                          0

                                                  ---------      ------   ---------   ---------      ---------   ---------
      Total shareholders' equity                  5,188,849     (79,554)  1,812,007   3,297,288     (3,297,288)          0
                                                  ---------      ------   ---------   ---------      ---------   ---------

TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                        8,310,109     (58,000)  3,167,328   5,084,781      2,629,027   7,713,808
                                                  =========     =======   =========   =========      =========   =========

                                  SCHEDULE 2.8

                                MATERIAL CHANGES

NONE.





                             Schedule 2.8 - Page 1

                                  SCHEDULE 2.9

                         CHS CONTRACTS AND COMMITMENTS

1.       Contracts with vendors:
                 Fraser-Johnson
                 Ducane
                 Shoemaker
                 UPA Buying Group

2.       Contracts and commitments with customers:
                 Denver Housing Authority
                 Customer Incentive Trip Program
                 Customer Quotations

3.       Lease agreements:
                 Building - Glenwood Springs
                 GMC Pickup Truck

4.       Service agreements:
         The company has various service agreements for services that are part of the operation of the business. The term of the agreements vary from those that are annual to those that are month-to-month. The following services have agreements:
                 Security and fire protection
                 Telephone system maintenance (warranty)
                 Long distance carrier
                 Cellular phone service
                 Computer equipment service and maintenance
                 Uniform service and floor mats
                 Cleaning Service
                 Office equipment service and maintenance
                 Postage machine service and maintenance
                 Telephone message on hold - Denver
                 Trash Removal
                 Bottled water - Denver

In addition, the Company has sales orders and purchase orders entered into in the ordinary course of business.





                              Schedule 2.9 Page 1

                                 SCHEDULE 2.11

                                     TITLE
NONE.

                                 SCHEDULE 2.13

                                   LITIGATION

1.      Customary collection actions

2.      Armstrong litigation being retained by the Company

                                  SCHEDULE 4.5

                                    CONSENTS


See attached.





                             Schedule 4.5 - Page 1

                          [FRASER-JOHNSTON LETTERHEAD]


August 6, 1997



Mr. Brad Brady, V.P. Sales
Contractors Heating & Supply Co.
70 Santa Fe Drive
Denver, CO 80223

Dear Brad:

Subject:   Pending Sale
           Contractors Heating & Supply Co.

In the event of a sale of your company to the ACR Group, UPG would have a high degree of interest in continuance of the Fraser-Johnston brand. However, in accordance with our Sales Agreement, Section 7 A-4, any change in the effective ownership or control of the distributor would terminate our Sales Agreement. Therefore, in order to continue with the Fraser-Johnston brand, UPG would need the same financial and sales commitment that Contractors has brought to the party.

Sincerely,



/s/ JERRY VENDITTI
---------------------------
Jerry Venditti, Manager
Distribution Development

/p

C: Dave Fegley
   Gary Keuper
   Dick Scott
   Sue Berger

                         [DUCANE COMPANY LETTERHEAD]               [LOGO]



August 6, 1997


Brad Brady
Contractors Heating and Supply Co., Inc.
70 Santa Fe Drive
Denver, CO  80223
Fax 303-893-0732

Dear Brad,

If ACR Group purchases Contractors, the Ducane line of equipment will still be available to Contractors assuming sales continue to increase in your market.


Very truly yours,

The Ducane Company, Inc.



/s/ IRA T. ZOLIN
-------------------------
Ira T. Zolin
Treasurer


cc:  John Ducate, Jr.
     Johnny Johnston

                  [RUDD LIMITED LIABILITY COMPANY LETTERHEAD]


June 20, 1997

Mr. Daryl G. Brady
CONTRACTORS HEATING & SUPPLY CO.
70 Santa Fe Drive
Denver, CO  80223

RE:  Evergreen Commercial Center - Lot 3

Dear Daryl:

Per our telephone conversation this morning, please be advised that you are authorized to assign the lease which you hold on Units 3-6, 5396 County Road 154, Glenwood Springs, Colorado. As soon as your pending merger is finalized, please contact me with the necessary information, and I will draft an assignment document for your review and signature.

Thank you for calling to discuss the assignment situation, and I wish you good fortune with your new business venture.

Kindest Regards,

/s/ ROLAND PARKER
-----------------

Roland Parker
Property Manager